                                                                   EXHIBIT 4





                                  $275,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                October 17, 1997

                                      among

                              CARMIKE CINEMAS, INC.

                             The Banks Listed Herein

                                       and

                              WACHOVIA BANK, N.A.,
                                    as Agent

                                TABLE OF CONTENTS

                                CREDIT AGREEMENT

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Definitions ......................................................       1

SECTION 1.02.  Accounting Terms and Determinations ..............................      16

SECTION 1.03.  Use of Defined Terms .............................................      17

SECTION 1.04.  Terminology ......................................................      17

SECTION 1.05.  References .......................................................      17

                                   ARTICLE II

                                  THE CREDITS

SECTION 2.01.  Commitments to Make Loans ........................................      17

SECTION 2.02.  Method of Borrowing Loans ........................................      18

SECTION 2.03.  Notes ............................................................      19

SECTION 2.04.  Maturity of Loans ................................................      20

SECTION 2.05.  Interest Rates ...................................................      20

SECTION 2.06.  Fees .............................................................      22

SECTION 2.07.  Optional Termination or Reduction of Commitments .................      24

SECTION 2.08.  Mandatory Revolver Termination Date and Termination of Commitments      24

SECTION 2.09.  Optional Prepayments .............................................      24

SECTION 2.10.  Mandatory Prepayments ............................................      24

SECTION 2.11.  General Provisions as to Payments ................................      24

SECTION 2.12.  Computation of Interest and Fees .................................      25

                                   ARTICLE III

                            CONDITIONS TO BORROWINGS

SECTION 3.01.  Conditions Precedent to Effectiveness ............................      25

SECTION 3.02.  Conditions to All Borrowings .....................................      27

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power ....................................      28

SECTION 4.02.  Corporate and Governmental Authorization; No Contravention .......      28

SECTION 4.03.  Binding Effect ...................................................      28

SECTION 4.04.  Financial Information ............................................      28

SECTION 4.05.  Litigation .......................................................      29

SECTION 4.06.  Compliance with ERISA ............................................      29

SECTION 4.07.  Taxes ............................................................      29

SECTION 4.08.  Subsidiaries .....................................................      29

SECTION 4.09.  Not an Investment Company ........................................      29

SECTION 4.10   Public Utility Holding Company Act ...............................      29

SECTION 4.11.  Ownership of Property; Liens .....................................      30

SECTION 4.12.  No Default .......................................................      30

SECTION 4.13.  Full Disclosure ..................................................      30

SECTION 4.14.  Environmental  Matters ...........................................      30

SECTION 4.15.  Compliance with Laws .............................................      30

SECTION 4.16.  Capital Stock ....................................................      31

SECTION 4.17.  Margin Stock .....................................................      31

SECTION 4.18.  Insolvency .......................................................      31

                                    ARTICLE V

                                    COVENANTS

SECTION 5.01.  Information ......................................................      31

SECTION 5.02.  Inspection of Property, Books and Records ........................      33

SECTION 5.03.  Ratio of Consolidated Funded Debt to Consolidated Total
                   Capitalization ...............................................      33

SECTION 5.04.  Ratio of Consolidated Funded Debt to Consolidated Cash Flow ......      33

SECTION 5.05.  Restricted Payments and Restricted Investments ...................      33

SECTION 5.06.  Fixed Charge Coverage ............................................      34

SECTION 5.07.  Negative Pledge ..................................................      34

SECTION 5.08.  Maintenance of Existence .........................................      36

SECTION 5.09.  Dissolution ......................................................      36

SECTION 5.10.  Consolidations, Mergers and Sales of Assets ......................      36

SECTION 5.11.  Use of Proceeds ..................................................      37

SECTION 5.12.  Compliance with Laws; Payment of Taxes ...........................      37

SECTION 5.13.  Insurance ........................................................      37

SECTION 5.14.  Change in Fiscal Year ............................................      37

SECTION 5.15.  Maintenance of Property ..........................................      37

SECTION 5.16.  Environmental Notices ............................................      37

SECTION 5.17.  Environmental Matters ............................................      37

SECTION 5.18.  Environmental Release ............................................      38

SECTION 5.19.  Additional Covenants, Etc ........................................      38

SECTION 5.20.  Operation of Unrestricted Subsidiaries ...........................      39

SECTION 5.21.  Guaranty of Restricted Subsidiaries ..............................      39

                                   ARTICLE VI

                                    DEFAULTS

SECTION 6.01.  Events of Default ................................................      40

SECTION 6.02.  Notice of Default ................................................      42

                                   ARTICLE VII

                                    THE AGENT

SECTION 7.01.  Appointment, Powers and Immunities ...............................      42

SECTION 7.02.  Reliance by Agent ................................................      43

SECTION 7.03.  Defaults .........................................................      43

SECTION 7.04.  Rights of Agent and Its Affiliates as a Bank .....................      44

SECTION 7.05.  Indemnification ..................................................      44

SECTION 7.06.  Consequential Damages ............................................      44

SECTION 7.07.  Payee of Note Treated as Owner ...................................      44

SECTION 7.08.  Non-Reliance on Agent and Other Banks 45

SECTION 7.09.  Failure to Act ...................................................      45

SECTION 7.10.  Resignation or Removal of Agent ..................................      45

                                  ARTICLE VIII

                     CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair .........      45

SECTION 8.02.  Illegality .......................................................      46

SECTION 8.03.  Increased Cost and Reduced Return ................................      46

SECTION 8.04.  Base Rate Loans Substituted for Euro-Dollar Loans ................      48

SECTION 8.05.  Compensation .....................................................      48

SECTION 8.06.  Replacement of Bank ..............................................      49

                                   ARTICLE IX

                                 MISCELLANEOUS

SECTION 9.01.  Notices ..........................................................      49

SECTION 9.02.  No Waivers .......................................................      50

SECTION 9.03.  Expenses; Documentary Taxes; Indemnification .....................      50

SECTION 9.04.  Setoffs; Sharing of Set-Offs .....................................      50

SECTION 9.05.  Amendments and Waivers ...........................................      51

SECTION 9.06.  Margin Stock Collateral ..........................................      52

SECTION 9.07.  Successors and Assigns ...........................................      52

SECTION 9.08.  Confidentiality ..................................................      55

SECTION 9.09.  Representation by Banks ..........................................      55

SECTION 9.10.  Obligations Several ..............................................      55

SECTION 9.11.  Survival of Certain Obligations ..................................      55

SECTION 9.12.  Georgia Law ......................................................      56

SECTION 9.13.  Severability .....................................................      56

SECTION 9.14.  Interest .........................................................      56

SECTION 9.15.  Interpretation ...................................................      56

SECTION 9.16.  Consent to Jurisdiction ..........................................      56

SECTION 9.17.  EDGAR Filing .....................................................      56

SECTION 9.18.  Counterparts .....................................................      57


SCHEDULE 1.01     List of Investments as of June 30, 1997
SCHEDULE 4.08     Existing Subsidiaries
SCHEDULE 4.14A    Environmental Liabilities, Etc.
SCHEDULE 4.14B    Environmental Releases
SCHEDULE 4.14C    Environmental Authorizations

EXHIBIT A         Form of Note
EXHIBIT B         Form of Opinion of Counsel for the Borrower
EXHIBIT C         Form of Opinion of Special Counsel for the Agent
EXHIBIT D         Form of Closing Certificate
EXHIBIT E         Form of Secretary's Certificate
EXHIBIT F         Form of Compliance Certificate
EXHIBIT G         Form of Assignment and Acceptance
EXHIBIT H         Form of Notice of Borrowing

                                CREDIT AGREEMENT


                  CREDIT AGREEMENT dated as of October 17, 1997, among CARMIKE CINEMAS, INC., a Delaware corporation, the BANKS listed on the signature pages hereof and WACHOVIA BANK, N.A., as Agent.

                  The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Definitions. The terms as defined in this
Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                  "Adjusted Cash Flow" means, for any period, Consolidated Operating Income for such period, plus, to the extent deducted in determining the amount thereof, (i) Rental Obligations (less any principal portion of any Off-Balance Sheet Lease), (ii) depreciation and amortization, and (iii) any aggregate net income during such period arising from the sale, exchange or other distribution of capital assets, provided that the total amount so included pursuant to this clause (iii) shall not exceed 5% of Consolidated Operating Income for such period.

                  "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

                  "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or
(iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

                  "Agent's Letter Agreement" means that certain letter agreement (including the Term Sheet), dated September 5, 1997, between the Borrower and the Agent relating to the structure of the Loans, and certain fees payable by the Borrower to the Agent, together with all amendments and modifications thereto.

                  "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

                  "Applicable Facility Fee Rate" has the meaning set forth in
Section 2.06(a).

                  "Applicable Margin" has the meaning set forth in Section 2.05(a).

                  "Assignee" has the meaning set forth in Section 9.07(c).

                  "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.07(c) in the form attached hereto as Exhibit G.

                  "Authority" has the meaning set forth in Section 8.02.

                  "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

                  "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate and the Federal Funds Rate shall be effective on the date of each such change.

                  "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate.

                  "Board of Directors" means the Board of Directors of the Borrower or a duly authorized committee of directors lawfully exercising the relevant powers of such Board.

                  "Borrower" means Carmike Cinemas, Inc., a Delaware corporation, and its successors and permitted assigns.

                  "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

                  "Bridge Loan Agreement" means the Loan Agreement dated as of June 20, 1997, between the Borrower and Wachovia, as amended from time to time.

                  "Capital Lease" as applied to any Person, means any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person, other than, in the case of the Borrower or a Restricted Subsidiary, any such lease under which the Borrower or a Wholly-owned Restricted Subsidiary is the lessor.

                  "Capital Lease Obligation" with respect to any Capital Lease, means the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee (or the notes thereto) in respect of such Capital Lease.

                  "Capital Stock" means any capital stock (other than capital stock which is either (i) mandatorily redeemable or (ii) redeemable at the option of the holder thereof) of the Borrower or any Restricted Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 et seq. and its implementing regulations and amendments.

                  "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

                  "Change of Law" shall have the meaning set forth in Section 8.02.

                  "Closing Certificate" has the meaning set forth in Section 3.01(e).

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.07.

                  "Compliance Certificate" has the meaning set forth in Section 5.01(c).

                  "Computation Period" has the meaning set forth in Section
5.05.

                  "Consolidated Cash Flow" means, for any period, the sum of Consolidated Operating Income of the Borrower, and its Restricted Subsidiaries, plus to the extent deducted in determining such Consolidated Operating Income
(i) depreciation and amortization, and (ii) any aggregate net income during such period arising from the sale, exchange or other distribution of capital assets, provided, however, that the total amount so included pursuant to this clause
(ii) shall not exceed 5% of Consolidated Operating Income for such period, provided further, however, that, in calculating Consolidated Cash Flow for any such period, any acquisition or disposition of assets that shall have occurred during such period will be deemed to have occurred at the beginning of such period; provided further, however, that (x) for purposes of determining the ratio of Consolidated Funded Debt to Consolidated Cash Flow, all Off-Balance Sheet Lease Payments made during the relevant period which has been deducted in computing Consolidated Net Income shall be added back in computing Consolidated Cash Flow and (y) with respect to any Off-Balance Sheet Property which was acquired or ground-leased by any entity acting in the capacity of landlord (or in any functionally similar capacity to a landlord) under any Off-Balance Sheet Lease within the 12-month period ending on the date of determination of Consolidated Cash Flow, Consolidated Cash Flow shall include Theatre-Level EBITDA for such Off-Balance Sheet Property and shall be determined with respect to such Off-Balance Sheet Property on the basis of actual Theatre-Level EBITDA within such period and projected Theatre-Level EBITDA for the remainder of such period (with such projections being based on the average Theatre-Level EBITDA of comparable theater properties of the Borrower which were operated during the entire 12-month period).

                  "Consolidated Funded Debt" means at any date the Funded Debt of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis as of such date.

                  "Consolidated Net Income" means for any period, the net income (or deficit) of the Borrower and its Restricted Subsidiaries for such period in question (taken as a cumulative whole) after deducting, without duplication, all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating material inter-company items in accordance with GAAP and after deducting portions of income properly attributable to outside minority interests, if any, in Subsidiaries; provided however, that there shall be excluded (a) any income or deficit of any other Person accrued prior to the date it becomes a Subsidiary or merges into or consolidates with the Borrower or another Subsidiary, (b) the net income in excess of an amount equal to 5% of Consolidated Net Income for such period before giving effect to this clause (b) (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has any ownership interest, except to the extent that any such income has been actually received by the Borrower or such Subsidiary in the form of cash dividends or similar distributions, and provided that the resulting income is generated by lines of businesses substantially similar to those of the Borrower and its Restricted Subsidiaries taken as a whole during the fiscal year ended December 31, 1996,
(c) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (d) any deferred credit or amortization thereof from the acquisition of any properties or assets of any Person, (e) any aggregate net income (but not any aggregate net loss) during such period arising from the sale, exchange or other distribution of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) to the extent the aggregate gains from such transactions exceed losses from such transactions, (f) any impact on the income statement resulting from any write-up of any assets after the Effective Date, (g) any items properly classified as extraordinary in accordance with GAAP, (h) proceeds of life insurance policies to the extent such proceeds exceed premiums paid to maintain such life insurance policies, (i) any portion of the net income of a Restricted Subsidiary which is unavailable for the payment of dividends to the Borrower or a Restricted Subsidiary, (j) any gain arising from the acquisition of any debt securities for a cost less than principal and accrued interest, (k) in the case of a successor to the Borrower by permitted consolidation or merger or transfer of assets pursuant to Section 5.12, any earnings, of such successor or transferee prior to the consolidation, merger or transfer of assets and (1) any earnings on any Investments of the Borrower or any Subsidiary except to the extent that such earnings are received by the Borrower or such Subsidiary as cash, provided that earnings which would otherwise be excluded from Consolidated Net Income pursuant to the preceding provisions of this clause (1) shall be included in Consolidated Net Income but only to the extent that such earnings are attributable to the net income of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has any ownership interest and such net income is not otherwise excluded from Consolidated Net Income by virtue of clause (b) of this definition.

                  "Consolidated Net Worth" means as of any date of determination
(a) the sum of (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves other than any such reserve maintained in accordance with GAAP in connection with the use of the last-in-first-out method of inventory valuation) at which the assets of the Borrower and its Restricted Subsidiaries would be shown on a consolidated balance sheet at such date prepared in accordance with GAAP, but excluding any amount on account of write-ups of assets after the date of the most recent audited financial statements delivered pursuant to Section 5.01, and (ii) the net book value of all Off-Balance Sheet Property minus (b) the sum of (i) the net book value of all items of the following character to the extent, if any, they are included in consolidated assets of the Borrower and its Restricted Subsidiaries or deducted from consolidated liabilities of the Borrower and its Restricted Subsidiaries: (A) Investments which, solely by reason of the description in clause (c) of the definition of Restricted Investments, do not constitute Restricted Investments, and (B) Restricted Investments made as permitted by the provisions of Section 5.05, and (ii) the amount at which the consolidated liabilities of the Borrower and its Restricted Subsidiaries (other than capital stock and surplus) would be shown on such balance sheet, and including as liabilities all reserves for contingencies and other potential liabilities and all minority interests in Restricted Subsidiaries.

                  "Consolidated Operating Income" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining the amount thereof, (i) the aggregate amount paid, or required to be paid, in cash by the Borrower and its Restricted Subsidiaries in respect of income taxes (including deferred taxes) during such period plus (ii) Interest Expense.

                  "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

                  "Consolidated Total Capitalization" means, at any time, the sum of: (i) Consolidated Net Worth, and (ii) Consolidated Funded Debt.

                  "Control" means legal and beneficial ownership of that percentage of Voting Stock which enables the owner thereof to elect a majority of the corporate directors (or persons performing similar functions) of the Borrower.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                  "Current Debt" means as at any date of determination all Debt for borrowed money maturing or payable on demand or within one year from the date of the creation thereof including any Debt that is by its terms or by the terms of any instrument or agreement relating thereto directly or indirectly renewable or extendible, at the option of the debtor, to a date beyond such year, including any outstanding amounts of any revolving credit facility, but excluding any fixed or contingent payments maturing or required to be made not more than one year after such date in respect of the principal and premium, if any, on any Funded Debt. Any Debt that is extended or renewed shall be deemed to have been created at the date of such extension or renewal.

                  "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person. In determining the Debt and assets of any Person, no effect shall be given to deposits, trust arrangements or similar arrangements which, in accordance with GAAP, extinguish Debt for which such Person remains legally liable, except Debt shall not include the promissory note of the Borrower in a principal amount not to exceed $3,622,974 and bearing interest at the rate of 10.083% per annum payable to Columbus Bank and Trust Company, and any extensions and renewals thereof, provided the proceeds of such promissory note are used to pay the full purchase price of a certificate of deposit (the "IRB Certificate of Deposit"), such promissory note (and any such extension or renewal thereof) is secured by the pledge of such IRB Certificate of Deposit issued by Columbus Bank and Trust Company in an amount and bearing interest at a rate sufficient to pay all obligations under such promissory note, such promissory note is nonrecourse to the Borrower or to any Restricted Subsidiary except to such IRB Certificate of Deposit and the obligation under such promissory note is not, in accordance with GAAP, to be classified on its balance sheet as debt.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

                  "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

                  "Dividends" means for any period the sum of all dividends paid or declared during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock).

                  "Dollars" or "$" means dollars in lawful currency of the United States of America.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized or required by law to close.

                  "Eastwynn" means Eastwynn Theaters, Inc., an Alabama corporation, and its successors.

                  "Effective Date " has the meaning specified in Section 3.01.

                  "Environmental Authority" means any federal, state or local government that exercises any form of jurisdiction or authority under any Environmental Law.

                  "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Law.

                  "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Laws, whether or not entered upon consent, or written agreements with an Environmental Authority arising from or in any way associated with a noncompliance with, or liability or claim arising under, any Environmental Law.

                  "Environmental Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "Environmental Liability" shall mean any liability whatsoever, whenever and by whomever asserted (whether absolute or contingent, matured or unmatured) including, without limitation, any cost (including costs of investigation), damage (including without limitation, damages for personal injury or death, consequential damages and natural resource damages), penalty, fine or order, expense, fee (including reasonable attorneys' fees and consulting fees), or disbursement resulting from or related to a violation of any Environmental Law or any remedial or response obligation arising under any Environmental Law, or otherwise arising contractually with any party or entity or by operation of any law relating to any Hazardous Material for which the Borrower is responsible.

                  "Environmental Notices" means notice from any Environmental Authority of an alleged noncompliance with or liability under any Environmental Law, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Law or any investigations concerning any violation of any Environmental Law.

                  "Environmental Proceedings" means any judicial or administrative proceedings arising from any Environmental Law.

                  "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the London Interbank Offered Rate.

                  "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.05(c).

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Existing Credit Agreement" means the $175,000,000 Amended and Restated Credit Agreement dated as of April 23, 1996, among the Borrower, the Banks listed therein and Wachovia Bank of Georgia, N.A., as Agent, as amended from time to time.

                  "Facility Fee Determination Date" has the meaning set forth in
Section 2.06(a).

                  "Facility Fee Payment Date" means the last day of each March, June, September and December.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions as determined by the Agent.

                  "Financing" shall mean (i) any transaction or series of transactions for the incurrence by the Borrower of any Debt or for the establishment of a commitment to make advances which would constitute Debt of the Borrower, which Debt is not by its terms subordinate and junior to other Debt of the Borrower, (ii) an obligation incurred in a transaction or series of transactions in which assets of the Borrower are sold and leased back, or (iii) a sale of accounts or other receivables or any interest therein, other than a sale or transfer of accounts or receivables attendant to a sale permitted hereunder of an operating division; provided that Capital Leases and Capital Lease Obligations shall be excluded from this definition.

                  "Fiscal Quarter" means any fiscal quarter of the Borrower.

                  "Fiscal Year" means any fiscal year of the Borrower.

                  "Fixed Charges" for any period, means without duplication, the sum of (i) the aggregate amount of Interest Expense during such period plus (ii) the aggregate amount of Rental Obligations (less any principal portion of any Off-Balance Sheet Lease) for such period.

                  "Funded Debt" of any Person means (i) all Debt of such Person which in accordance with GAAP would be classified on a balance sheet of such Person as of such date as long-term debt, and including in any event all Debt of such Person, whether secured or unsecured, having a final maturity (or which, pursuant to its terms, is renewable or extendible at the option of such Person for a period ending) more than one year after the date of the creation thereof (including any portion thereof which is on such date included in current liabilities of such Person) plus (ii) all Current Debt of such Person; it being understood and agreed that, with respect to the Borrower, the term "Funded Debt" shall include, in addition to all Debt which would otherwise be included pursuant to the foregoing definition, but without duplication, (x) all Unescrowed Off-Balance Sheet Lease Indebtedness, and (y) the Off-Balance Sheet Lease Equity Amounts.

                  "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guaranty" means the Guaranty Agreement of even date herewith executed by the Guarantors for the benefit of the Agent and the Banks.

                  "Guarantors" means each Subsidiary which is a Restricted Subsidiary as of the Effective Date and any Person which becomes a Restricted Subsidiary after the Effective Date.

                  "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss.6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any "hazardous substance", "pollutant" or "contaminant", as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "Interest Expense" for any period, means the aggregate amount (determined in accordance with GAAP on a consolidated basis after eliminating all intercompany items) of all interest accrued (whether or not actually paid) by the Borrower and its Restricted Subsidiaries during such period in respect of Debt of the Borrower and its Restricted Subsidiaries (including Capital Lease Obligations), provided that the term "Interest Expense" shall (i) include, without limitation, net amounts paid or accrued during such period in connection with interest rate protection products (including, without limitation, interest rate swaps, caps, floors and collars), amortized (if appropriate under GAAP) appropriately over the term of the applicable Debt, any amortized discount in respect of Debt issued at a discount and any fees or commissions payable in connection with any letters of credit, the portion of any Capital Lease Obligation allocable to interest in accordance with GAAP, the amount of interest costs incurred by any Person during any period that is capitalized in accordance with GAAP and is not included as an interest cost in calculating Consolidated Net Income for such period, and (ii) shall exclude all costs associated with the prepayment of fixed-rate debt.

                  "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-

         Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                  (c) no Interest Period may be selected which begins before the Revolver Termination Date and would otherwise end after the Revolver Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the first day after the date of such Borrowing which is the last day of a Fiscal Quarter; provided that:

                  (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) no Interest Period may end after the Revolver Termination Date.

                  "Investment" means as to any Person, (a) any direct or indirect purchase or other acquisition by such Person, for cash or other property, of stock or other securities of any other Person, or (b) any direct or indirect loan, advance or capital contribution by such Person to any other Person, including all Debt and accounts receivable from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business. In computing the amount involved in any Investment,
(i) undistributed earnings of, and interest accrued in respect of Debt owing by, such other Person accrued after the date of such Investment shall not be included, (ii) there shall not be deducted from the amounts invested in such other Person any amounts received as earnings (in the form of dividends, interest or otherwise) on such Investment or as loans from such other Person and
(iii) unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of Investments in such other Person shall be disregarded.

                  "Lease" means the Master Lease to be entered into on or about October 28, 1997 between Movieplex Realty Leasing, L.L.C., as Landlord, and the Borrower, as Tenant.

                  "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

                  "Loan" means a Base Rate Loan or a Euro-Dollar Loan and Loans means Base Rate Loans or Euro-Dollar Loans, or any or all of them, as the context shall require.

                  "Loan Documents" means this Agreement, the Notes, the Guaranty, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

                  "London Interbank Offered Rate" has the meaning set forth in
Section 2.05(c).

                  "Margin Stock" means "margin stock" as defined in Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of
(a) the financial condition, operations, business, properties or prospects of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

                  "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                  "Net Proceeds of Capital Stock" means any proceeds received by the Borrower or a Restricted Subsidiary in respect of the issuance of Capital Stock, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Restricted Subsidiary directly in connection with the issuance of such Capital Stock.

                  "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and "Note" means any one of such Notes.

                  "Notice of Borrowing" has the meaning set forth in Section
2.02.

                  "Off-Balance Sheet Lease Equity Amounts" means the aggregate amount of all capital contributions made from time to time to any entity acting in the capacity of landlord (or in any functionally similar capacity to a landlord) under any Off-Balance Sheet Lease by equity holders in such entity.

                  "Off-Balance Sheet Lease Indebtedness" means the aggregate principal amount of (and capitalized interest on) all indebtedness incurred or issued in connection with any Off-Balance Sheet Lease which is secured, supported or serviced, directly or indirectly, by any payments made by the Borrower or any Subsidiary.

                  "Off-Balance Sheet Lease Payments" means, for any period, the aggregate amount of any rental payments or other similar payments made during such period in connection with any Off-Balance Sheet Lease.

                  "Off-Balance Sheet Lease" means the Lease and any other lease which is treated as a lease for accounting purposes and as a financing instrument for property law and bankruptcy purposes, and in respect of which transaction any Off-Balance Sheet Lease Indebtedness is issued or incurred.

                  "Off-Balance Sheet Property" means any property subject to an Off-Balance Sheet Lease.

                  "Officer's Certificate" has the meaning set forth in Section 3.01(f).

                  "Operating Lease" means a lease of real or personal property other than, in the case of the Borrower or a Restricted Subsidiary, (a) any such lease under which the Borrower or a Wholly-Owned Restricted Subsidiary is the lessor and (b) any Capital Lease.

                  "Participant" has the meaning set forth in Section 9.07(b).

                  "Patrick Family" means any or all of C. L. Patrick, Sr., Michael W. Patrick, Carl L. Patrick, Jr., Francis Patrick and Michael W. Patrick, II, or trusts to which one or more of the foregoing are the sole beneficiaries.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, a corporation, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                  "Preferred Stock" means, as applied to any corporation, shares of such corporation which are entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation.

                  "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                  "Properties" means all real property owned, leased under a ground lease or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

                  "Rate Determination Date" has the meaning set forth in Section 2.05(a).

                  "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Revolver Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                  "Rental Obligations" means for any period, the total amount (whether or not designated as rentals or additional or supplemental rentals) payable by the Borrower or any Restricted Subsidiary under any Operating Lease during such period (in each case exclusive of amounts so payable on account of maintenance, repairs, insurance, taxes, assessments and other similar charges); if and to the extent that the amount of any Rental Obligation during any future period is not definitely determinable under the Operating Lease in question, the amount of such Rental Obligation shall be estimated in such reasonable manner as the Board of Directors in good faith may determine.

                  "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the Notes.

                  "Responsible Officer" means the chief financial officer or the chief executive officer of the Borrower.

                  "Restricted Investment" means any Investment by the Borrower or a Restricted Subsidiary in any Person (including a Subsidiary) other than (a) Investments existing on June 30, 1997, and set forth in Schedule 1.01; (b) Investments in (i) any Restricted Subsidiary or any Person which is or simultaneously therewith becomes a Restricted Subsidiary; (ii) readily marketable direct obligations issued by the United States of America or by any agency thereof which in the case of the latter are unconditionally guaranteed by, or backed by the full faith and credit of, the United States of America, in each case having a maturity not in excess of one year from the date of acquisition thereof; (iii) open market commercial paper maturing not later than 270 days from the date of creation thereof of corporations that are organized under the laws of the United States of America or any state thereof, and having the rating of P-1 or A-1 or such other comparable rating by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies ("S&P"), respectively; (iv) obligations of municipalities or corporations organized under the laws of the United States of America or any state thereof maturing not later than one year from the date of acquisition thereof by the Borrower or any Restricted Subsidiary, and having the rating of AA or Aa or such other comparable rating by S&P or Moody's, respectively; (v) certificates of deposit maturing within one year from the date of acquisition thereof ("Certificates of Deposit") issued by commercial banks or trust companies organized under the laws of the United States of America or any state thereof having not less than $100,000,000 of capital, surplus and undivided profits and currently having the rating not less than A or such other comparable rating by S&P or Moody's; (vi) Certificates of Deposit not to exceed in aggregate principal amount $1,500,000 issued by Columbus Bank and Trust Company; (vii) Certificates of Deposit issued by SunTrust Bank, Atlanta and Wachovia Bank, N.A., provided that each such bank is owned by a "bank holding company" (within the meaning of the Bank Holding Company Act of 1956, as amended), which shall have a rating of not less than A or such other comparable rating by each of S&P and Moody's; (viii) Eurodollar certificates of deposit maturing within one year of the date of acquisition thereof issued by any bank having not less than $1,000,000,000 of capital, surplus and undivided profits; and (ix) the IRB Certificate of Deposit acquired as provided in the proviso set forth in the definition of "Debt" in Section 1.01; and (c) Investments acquired after the Effective Date in exchange for, or out of the net cash proceeds of the substantially concurrent sale of, capital stock of the Borrower or a Restricted Subsidiary.

                  "Restricted Payment" means any payment or the incurrence of any liability to make any payment, in cash, property or other assets (other than in shares of any class of capital stock, other than Preferred Stock, of the Borrower) upon or in respect of any share of any class of capital stock of the Borrower, including without limiting the generality of the foregoing, payments as dividends and payments (other than out of the net cash proceeds from the substantially concurrent sale of common shares of the Company) for the purpose of purchasing, retiring or redeeming any such shares of stock (or any warrants, options or other rights evidencing a right to purchase any such shares of stock) or the making of any other distribution in respect of any such shares of stock (or any warrants, options or other rights evidencing a right to purchase any such shares of stock).

                  "Restricted Subsidiary" means any Subsidiary (i) which is organized under the laws of, and which at the time in question conducts substantially all of its business and maintains substantially all of its property and assets within, the United States of America, or any state thereof, Canada, or any province thereof, or Puerto Rico and (ii) at least 80% of the Voting Stock of which is at the time owned by the Borrower or by one or more Wholly-Owned Restricted Subsidiaries or by the Borrower and one or more Wholly-Owned Restricted Subsidiaries.

                  "Revolver Termination Date" means November 10, 2002.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                  "Taxes" has the meaning set forth in Section 2.11(c).

                  "Term Sheet" means the Summary of Terms and Conditions attached to the Agent's Letter Agreement.

                  "Theater-Level EBITDA" means with respect to any Off-Balance Sheet Property, operating income derived therefrom, without provision for any interest, taxes related to income, depreciation, amortization and corporate general and administrative expenses.

                  "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

                  "Transferee" has the meaning set forth in Section 9.07(d).

                  "Unescrowed Off-Balance Sheet Lease Indebtedness" means the aggregate amount of all Off-Balance Sheet Lease Indebtedness minus the aggregate amount of any Off-Balance Sheet Lease Indebtedness being held in an escrow fund pending expenditure with respect to the property or asset being financed in connection with the Off-Balance Sheet Lease with respect to which such Off-Balance Sheet Lease Indebtedness was issued or incurred.

                  "Unrestricted Subsidiary" means any Subsidiary which is not a Restricted Subsidiary.

                  "Unused Commitments" means at any date an amount equal to the aggregate amount of the Commitments less the aggregate outstanding principal amount of the Loans.

                  "Voting Stock" means capital stock of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or persons performing similar functions).

                  "Wachovia" means Wachovia Bank, N.A., a national banking association and its successors.

                  "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the equity securities (except directors' qualifying shares) of which are owned by the Borrower or another Wholly-Owned Restricted Subsidiary.

                  "Wholly-Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks, unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan
Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in
Section 4.04); provided that, if either the Borrower or the Required Banks shall so object, then the Borrower and the Banks shall negotiate in good faith to modify the relevant covenants set forth in Article V in order to appropriately reflect such changes in GAAP and, in the event such covenants are so modified, upon execution of an amendment to this Agreement effectuating such modification, the related changes in GAAP will be effective for calculation and reporting purposes under this Agreement.

                  SECTION 1.03. Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

                  SECTION 1.04. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                  SECTION 1.05. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", and "Sections" are references to articles, exhibits, schedules and sections hereof.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. Commitments to Make Loans. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Borrower from time to time during the period from the Effective Date and before the Revolver Termination Date; provided that, immediately after each such Loan is made, the aggregate outstanding principal amount of Loans by such Bank shall not exceed the amount of its Commitment, provided further that the aggregate principal amount of all Loans at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time. Each Euro-Dollar Borrowing under this Section shall be in an aggregate principal amount of $3,000,000 or any larger multiple of $500,000 (except that any such Euro-Dollar Borrowing may be in the amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Each Base Rate Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 (except that any such Base Rate Borrowing may be in the amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or prepay Loans and reborrow under this Section at any time before the Revolver Termination Date.

                  SECTION 2.02. Method of Borrowing Loans. (a) The Borrower shall give the Agent notice in the form attached hereto as Exhibit H (a "Notice of Borrowing") prior to 11:00 A.M. (Atlanta, Georgia time) on the Domestic Business Day of each Base Rate Borrowing and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (ii)  the aggregate amount of such Borrowing,

                  (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                  (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                  (c) Not later than 11:00 A.M. (Atlanta, Georgia time) on the date of each Euro-Dollar Borrowing, and not later than 2:00 P.M. (Atlanta, Georgia time) on the date of each Base Rate Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in or specified pursuant to
Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Euro-Dollar Borrowing, and no later than 1:00 P.M. (local time at such address) on the Domestic Business Day of a Base Rate Borrowing, stating that such Bank will not make a Loan in connection with such Borrowing, the Agent shall be entitled to assume that such Bank will make a Loan in connection with such Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

                  (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.11, as the case may be.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived in writing.

                  (f) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans.

                  (g) Notwithstanding anything to the contrary contained herein,
(i) there shall not be more than 7 different Interest Periods outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous) and (ii) the proceeds of any Base Rate Borrowing shall be applied first to repay the unpaid principal amount of all Base Rate Loans (if any) outstanding immediately before such Base Rate Borrowing.

                  SECTION 2.03. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

                  (b) Upon receipt of each Bank's Notes pursuant to Section 3.01, the Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether such Loan is a Base Rate Loan or Euro-Dollar Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

                  SECTION 2.04. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                  SECTION 2.05. Interest Rates. (a) "Applicable Margin" shall be determined quarterly based upon the ratio of Consolidated Funded Debt to Consolidated Cash Flow (calculated as of the last day of each Fiscal Quarter for the period of 4 consecutive Fiscal Quarters then ended), as follows:

Ratio of Consolidated Funded
Debt to Consolidated
Cash Flow                                             Base Rate Loans           Euro-Dollar Loans
---------                                             ---------------           -----------------
Greater than or equal to 4.25                                 0%                        .875%

Greater than or equal to 4.0
but less than 4.25                                            0%                        .675%

Greater than or equal to 3.0
but less than 4.0                                             0%                        .50%

Greater than or equal to 2.0
but less than 3.0                                             0%                        .40%

Less than 2.0                                                 0%                        .325%

The Applicable Margin shall be determined effective as of each date (herein, the "Rate Determination Date") which is 50 days after the last day of the final Fiscal Quarter in the period for which the foregoing ratio is being determined, and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is 50 days after the last day of the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided that (i) for the period from and including the Effective Date to but excluding the Rate Determination Date next following the Effective Date, the Applicable Margin shall be (A) 0% for Base Rate Loans and (B) .50% for Euro-Dollar Loans, (ii) in the case of Applicable Margins determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Rate Determination Date shall be the date which is 95 days after the last day of such final Fiscal Quarter and such Applicable Margins shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Rate Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to Section 5.01 with respect to the Fiscal Quarter most recently ended prior to such Rate Determination Date (or, in the case of annual audited financial statements, with respect to the Fiscal Year which includes such final Fiscal Quarter), then for the period beginning on such Rate Determination Date and ending on the earlier of (x) the next Rate Determination Date (on which the Applicable Margin shall again be determined pursuant to this paragraph) and (y) the date on which the Borrower shall deliver to the Banks the financial statements to be delivered pursuant to Section 5.01(b) with respect to such Fiscal Quarter (in the case of a failure to deliver quarterly unaudited financial statements) or the date on which the Borrower shall deliver to the Banks the annual audited financial statements to be delivered pursuant to Section 5.01(a) with respect to the Fiscal Year which includes such final Fiscal Quarter (in the case of a failure to deliver annual audited financial statements), the Applicable Margin shall be determined as if the ratio of Consolidated Funded Debt to Consolidated Cash Flow was more than 4.25 at all times during such period. Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to each Loan outstanding on such Rate Determination Date, provided that (i) for Euro-Dollar Loans, changes in the Applicable Margin shall only be effective for Interest Periods commencing on or after the Rate Determination Date, and (ii) no Applicable Margin shall be decreased pursuant to this Section 2.05 if an Event of Default is in existence on the Rate Determination Date.

                  (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of clause (1)(c) of the definition of Interest Period, have an Interest Period of less than one month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                  The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan the rate per annum determined on the basis of the rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rate appears on Page "3750" of Dow Jones Markets, Inc. (formerly known as Telerate Service) (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for deposits in Dollars), determined as of 1:00 P.M. (Atlanta, Georgia time), 2 Euro-Dollar Business Days prior to the first day of such Interest Period.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank

Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.


                  (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (e) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

                  SECTION 2.06. Fees. (a) The Borrower shall pay to the Agent for the ratable account of each Bank a facility fee equal to the product of: (i) the aggregate of the daily average amounts of such Bank's Commitment, times (ii) a per annum percentage equal to the Applicable Facility Fee Rate. Such facility fee shall accrue from and including the Effective Date to and including the Revolver Termination Date. Facility fees shall be payable quarterly in arrears on the first Facility Fee Payment Date following each Facility Fee Determination Date and on the Revolver Termination Date; provided that should the Commitments be terminated at any time prior to the Revolver Termination Date for any reason, the entire accrued and unpaid facility fee shall be paid on the date of such termination. The "Applicable Facility Fee Rate" shall be determined quarterly based upon the ratio of Consolidated Funded Debt to Consolidated Cash Flow (calculated as of the last day of each Fiscal Quarter for the period of 4 Fiscal Quarters then ended) as follows:

                  Ratio of Consolidated Funded Debt                    Applicable
                  to Consolidated Cash Flow                            Facility Fee Rate
                  -------------------------                            ------------------
                  Greater than or equal to 4.25                                 .30%

                  Greater than or equal to 4.0
                  but less than 4.25                                            .275%

                  Greater than or equal to 3.0
                  but less than 4.0                                             .225%
                  Greater than or equal to 2.0
                  but less than 3.0                                             .20%

                  Less than 2.0                                                 .15%

The Applicable Facility Fee Rate shall be determined effective as of each date (herein, the "Facility Fee Determination Date") which is 50 days after the last day of the final Fiscal Quarter in the period for which the foregoing ratio is being determined, and the Applicable Facility Fee Rate so determined shall remain effective from such Facility Fee Determination Date until the date which is 50 days after the last day of the Fiscal Quarter in which such Facility Fee Determination Date falls (which latter date shall be a new Facility Fee Determination Date); provided that (i) for the period from and including the Effective Date to but excluding the Facility Fee Determination Date next following the Effective Date, the Applicable Facility Fee Rate shall be .225%;
(ii) in the case of any Applicable Facility Fee Rate determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Facility Fee Determination Date shall be the date which is 95 days after the last day of such final Fiscal Quarter and such Applicable Facility Fee Rate shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Facility Fee Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to Section 5.01 with respect to the Fiscal Quarter most recently ended prior to such Facility Fee Determination Date (or, in the case of annual audited financial statements, with respect to the Fiscal Year which includes such final Fiscal Quarter), then for the period beginning on such Facility Fee Determination Date and ending on the earlier of (x) the next Facility Fee Determination Date (on which the Applicable Facility Fee Rate shall again be determined pursuant to this paragraph) and (y) the date on which the Borrower shall deliver to the Banks the financial statements to be delivered pursuant to Section 5.01(b) with respect to such Fiscal Quarter (in the case of a failure to deliver quarterly unaudited financial statements) or the date on which the Borrower shall deliver to the Banks the annual audited financial statements to be delivered pursuant to Section 5.01(a) with respect to the Fiscal Year which includes such final Fiscal Quarter (in the case of a failure to deliver annual audited financial statements), the Applicable Facility Fee Rate shall be determined as if the ratio of Consolidated Funded Debt to Consolidated Cash Flow was more than 4.25 at all times during such period, provided that the Applicable Facility Fee Rate shall not be decreased pursuant to this Section 2.06 if an Event of Default is in existence on the Facility Fee Determination Date.

                  (b) The Borrower shall pay to the Agent for the account of each Bank an upfront fee, calculated as provided in the Term Sheet.

                  (c) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

                  SECTION 2.07. Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $5,000,000 or any larger multiple of $1,000,000, the Commitments. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.06) shall be payable on the effective date of such termination.

                  SECTION 2.08. Mandatory Revolver Termination Date and Termination of Commitments. The Commitments shall terminate on the Revolver Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  SECTION 2.09. Optional Prepayments. (a) The Borrower may, upon at least 1 Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $500,000, or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

                  (b) Except as provided in Sections 2.01 and 8.02, the Borrower may prepay all or any portion of the principal amount of any Euro-Dollar Loan prior to the maturity thereof only upon (i) at least 3 Euro-Dollar Business Days' notice to the Agent, (ii) compliance with the provisions of Section 8.05, and (iii) payment of an administrative fee of $250 to the Agent (which fee shall be retained by the Agent).

                  (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                  SECTION 2.10. Mandatory Prepayments. On each date on which the Commitments are reduced or terminated pursuant to Section 2.07 or terminated pursuant to Section 2.08, the Borrower shall repay or prepay (a) in the case of a reduction of the Commitments pursuant to Section 2.07 such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amounts due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced, or (b) in the case of a termination of the Commitments pursuant to Section 2.07 or 2.08, the entire principal amount of the outstanding Loans (together with interest accrued thereon and any amounts due under Section 8.05(a)).

                  SECTION 2.11. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of facility fees hereunder, not later than

11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

                  (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or the fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (c) Each payment or prepayment of Loans shall be applied by the Agent to repay or prepay ratably the Loans of the several Banks in the following order of priority:

                  (i) first, to Euro-Dollar Loans maturing on the date of such payment or prepayment;

                  (ii) second, to Base Rate Loans maturing on or after the date of such payment or prepayment (in the direct order of maturity); and

                  (iii) third, to Euro-Dollar Loans maturing after the date of such payment or prepayment (in direct order of maturity).

                  SECTION 2.12. Computation of Interest and Fees. Interest on Base Rate Loans based on the Base Rate shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                   ARTICLE III

                            CONDITIONS TO BORROWINGS

                  SECTION 3.01. Conditions Precedent to Effectiveness. This Agreement shall become effective on and as of the first date on which the following conditions precedent have been satisfied (the "Effective Date"):

                  (a) receipt by the Agent from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

                  (b) receipt by the Agent of a duly executed Note for the account of each Bank complying with the provisions of Section 2.03;

                  (c) receipt by the Agent of an opinion (together with any opinions of local counsel relied on therein) of Troutman Sanders, counsel for the Borrower and the Guarantors, dated as of the Effective Date, substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

                  (d) receipt by the Agent of an opinion of Womble Carlyle Sandridge & Rice, PLLC special counsel for the Agent, dated as of the Effective Date, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

                  (e) receipt by the Agent of a certificate (the "Closing Certificate"), dated the date of the first Borrowing hereunder, substantially in the form of Exhibit D hereto, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and
         (ii) the representations and warranties of the Borrower contained in
         Article IV are true on and as of the date of the first Borrowing hereunder;

                  (f) receipt by the Agent of all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower and each Guarantor, the corporate authority for and the validity of this Agreement, the Guaranty and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including without limitation a certificate of incumbency of the Borrower and each Guarantor (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower or each Guarantor, substantially in the form of Exhibit E hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower or each Guarantor authorized to execute and deliver the Loan Documents to which the Borrower or each Guarantor is a party, and certified copies of the following items: (i) the Certificate or Articles of Incorporation of the Borrower and each Guarantor, (ii) the Bylaws of the Borrower and each Guarantor, (iii) a certificate of the Secretary of State of the State of Delaware as to the good standing of the Borrower as a Delaware corporation and similar certificates for each Guarantor from its jurisdiction of incorporation, and (iv) the action taken by the Board of Directors of the Borrower and each Guarantor authorizing the Borrower's and Guarantors' execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower and each Guarantor is a party;

                  (g) receipt by the Agent from each of the Guarantors of a duly executed counterpart of the Guaranty signed by such Guarantor;

                  (h) receipt by the Agent of the upfront fee and other fees payable on the Closing Date in accordance with the Agent's Letter Agreement; and

                  (i) receipt by the Agent of evidence satisfactory to it that immediately upon funding of the first Borrowing under this Agreement,
         (i) all Debt outstanding under the Existing Credit Agreement and the Bridge Loan Agreement shall be paid in full, and (ii) the Existing Credit Agreement and the Bridge Loan Agreement shall each be terminated.

                  SECTION 3.02. Conditions to All Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

                  (a) receipt by the Agent of Notice of Borrowing as required by
         Section 2.02;

                  (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

                  (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing; and

                  (d) the fact that, immediately after such Borrowing (i) the aggregate outstanding principal amount of the Loans of each Bank will not exceed the amount of its Commitment and (ii) the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments of all of the Banks as of such date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (b), (c) and (d) of this Section; provided that (i) such Borrowing shall not be deemed to be such a representation and warranty as to the truth and accuracy of the fact specified in clause (c) of this Section, if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount thereof immediately before such Borrowing, (ii) if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount thereof immediately before such Borrowing, then (A) such Borrowing shall be deemed to be a representation and warranty as to the truth and accuracy of the fact specified in clause (b) of this Section determined as if the term "Default" appearing in such clause (b) were instead the term "Event of Default" and (B) the representation contained in the last sentence of Section 4.12 shall when remade pursuant to this Section in connection with such Borrowing be deemed to exclude the words "Default or",
(iii) the representation contained in the first sentence of Section 4.12 shall when remade pursuant to this Section in connection with such Borrowing be deemed to refer to "Restricted Subsidiaries" instead of "Subsidiaries", (iv) any representation and warranty contained in Article IV which by its terms is made as to matters as of a specified date shall when remade pursuant to this Section in connection with such Borrowing be deemed to be made as to matters as of such specified date and not any later date, and (v) the representation contained in
Section 4.04(b) shall when remade pursuant to this Section in connection with such Borrowing be deemed to refer not to December 31, 1996, but rather to the last day of the Fiscal Quarter most recently ended prior to the date of such Borrowing as to which the Borrower shall have delivered financial statements to the Bank pursuant to Section 5.01.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants that:

                  SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, unless the failure to be so qualified or to have such corporate powers or governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect.

                  SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of this Agreement with the Securities and Exchange Commission), (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of December 31, 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Ernst & Young, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower and its Restricted Subsidiaries for the interim period ended June 30, 1997, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Restricted Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

                  (b) Since December 31, 1996, there has been no event, act, condition or occurrence having a Material Adverse Effect (other than any such event, act, condition or occurrence which is disclosed in the consolidated financial statements of the Borrower and its Restricted Subsidiaries for that portion of the Fiscal Year ended on June 30, 1997).

                  SECTION 4.05. Litigation. On the Effective Date, there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of, or could impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

                  SECTION 4.06. Compliance with ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

                  (b) On the Effective Date, neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

                  SECTION 4.07. Taxes. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, material excise, material property and other material tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid prior to the same becoming delinquent, other than (i) those presently payable without penalty or interest and (ii) those being contested in good faith by appropriate proceedings with respect to which adequate reserves have been established in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. As of the Effective Date, United States income tax returns of the Borrower and its Subsidiaries (other than Westwynn Theatres, Inc.) have been examined and closed through the Fiscal Year ended December 31, 1993.

                  SECTION 4.08. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, unless the failure to be so qualified or to have such corporate powers or governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. As of the Effective Date, the Borrower has no

Subsidiaries except those Subsidiaries listed on Schedule 4.08, which accurately sets forth (i) each such Subsidiary's complete name and jurisdiction of incorporation and (ii) whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary.

                  SECTION 4.09. Not an Investment Company. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 4.10 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.11. Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.07.

                  SECTION 4.12. No Default. Neither the Borrower nor any of its Subsidiaries is in Default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is as of the Effective Date, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. As of the Effective Date, the Borrower has disclosed to the Banks in writing any and all facts which could have or cause a Material Adverse Effect.

                  SECTION 4.14. Environmental Matters. (a) Except as otherwise provided in Exhibit 4.14A, (1) neither the Borrower nor any Subsidiary is subject to Environmental Liabilities which could cause a Material Adverse Effect, (2) to the best of the Borrower's knowledge, neither the Borrower nor any Subsidiary has been designated a potentially responsible party under CERCLA or under any state statute similar to CERCLA, and (3) to the best of the Borrower's knowledge, none of the Properties has been identified on any current National Priorities List or CERCLIS List.

                  (b) Except as otherwise provided in Exhibit 4.14(B), to the best of the Borrower's knowledge, (1) the Borrower, and each of its Subsidiaries, have used, managed, stored and otherwise handled Hazardous Materials at the Properties in compliance with applicable Environmental Laws, excluding any violation of Environmental Laws which did not cause a Material Adverse Effect, and (2) neither the Borrower nor any Subsidiary has caused an Environmental Release of Hazardous Materials into the subsurface soil or groundwater underlying the Properties which could reasonably be expected to cause a Material Adverse Effect.

                  (c) Except as otherwise provided in Exhibit 4.14(C), to the best of the Borrower's knowledge, the Borrower and each of its Subsidiaries maintain all Environmental Authorizations necessary for the conduct of their respective businesses and are in compliance with all Environmental Laws applicable to the operation of the Properties and their respective businesses, excluding any omission of Environmental Authorizations or violation of Environmental Laws which could not reasonably be expected to cause a Material Adverse Effect.

                  SECTION 4.15. Compliance with Laws. The Borrower and each Subsidiary is in compliance with all applicable laws, including, without limitation, all Environmental Laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect.

                  SECTION 4.16. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws; provided that this representation shall not extend to any violation of applicable laws in connection with any such issuance occurring by reason of the action or inaction of any Person other than the Borrower, any Subsidiary or any Person retained or employed by the Borrower or any Subsidiary. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

                  SECTION 4.17. Margin Stock. Not more than 25% of the aggregate fair market value of the assets of the Company and its Restricted Subsidiaries which are subject to the provisions of Section 5.07 consists of Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock. No part of the proceeds of any Loan will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

                  SECTION 4.18. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

                                    ARTICLE V

                                    COVENANTS

                  The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid (unless the Required Banks consent in writing):

                  SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

                  (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Ernst & Young or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

                  (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a condensed consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of such Fiscal Quarter and the related condensed statement of income and condensed statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief executive officer of the Borrower;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit I or in such other form as shall be mutually satisfactory to the Borrower and the Agent (a "Compliance Certificate"), of the chief financial officer or the chief executive officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 through 5.07, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of annual financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

                  (e) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief executive officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                  (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

                  (h) if and when the Borrower or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or
         (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                  (i) promptly after the Borrower knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against the Borrower and/or any Subsidiary for $1,000,000 or more in excess of amounts covered in full by applicable insurance;

                  (j) promptly after the Borrower knows of the existence thereof, any and all facts which could have or cause a Material Adverse Effect; and

                  (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

                  SECTION 5.02. Inspection of Property, Books and Records. The Borrower will (i) keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and will cause each Restricted Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of an Event of Default and at the Borrower's expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

                  SECTION 5.03. Ratio of Consolidated Funded Debt to Consolidated Total Capitalization. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 1997, the ratio of Consolidated Funded Debt to Consolidated Total Capitalization will not at any time exceed .70 to 1.00.

                  SECTION 5.04. Ratio of Consolidated Funded Debt to Consolidated Cash Flow. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 1997, the ratio of Consolidated Funded Debt at the end of such Fiscal Quarter to Consolidated Cash Flow for the period of 4 consecutive Fiscal Quarters ending on such date will not be greater than 4.5 to 1.00.
                  SECTION 5.05. Restricted Payments and Restricted Investments. The Borrower will not, directly, or indirectly through a Subsidiary or otherwise, declare, order, pay, make or set apart any sum or property for any Restricted Payment and the Borrower will not and will not permit any Restricted Subsidiary to make or become obligated to make any Restricted Investment, in each case unless, both at the time of the proposed action and immediately after giving effect thereto, (x) no condition or event shall exist which constitutes a Default or an Event of Default; and (y) the aggregate amount of:

         (A) all sums and property included in all Restricted Payments directly or indirectly declared, ordered, paid, made or set apart by the Borrower during the period (the "Computation Period") (taken as one accounting period) from and including July 1, 1997 to and including the date of such proposed action, plus

         (B) the aggregate amount of all Restricted Investments of the Borrower and all Restricted Subsidiaries made during the Computation Period and outstanding on the date of such proposed action and all commitments for such Restricted Investments made by the Borrower or any Restricted Subsidiary outstanding on such date, shall not exceed the sum of $60,000,000 plus 80% (or minus 100% in the case of a deficit) of Consolidated Net Income during the Computation Period; provided that the Borrower may declare, order, pay, make or set apart funds for the payment of a dividend on, and in accordance with the terms of, any class of its Preferred Stock that is issued and sold by the Borrower for cash after the date hereof, if, both at the time of the proposed action and immediately after giving effect thereto, (x) the aggregate amount of Restricted Payments after the date hereof with respect to all classes of Preferred Stock of the Borrower shall not exceed the aggregate net proceeds to the Borrower from all issuances and sales of its Preferred Stock after the date hereof, and (y) no condition or event shall exist which constitutes a Default or an Event of Default.

                  For all purposes of this Section 5.05, (1) the amount involved in any Restricted Payment directly or indirectly declared, ordered, paid, made or set apart in property and the amount of any Restricted Investment made through the transfer of property, shall be the greater of (x) the fair value of such property (as determined in good faith by the Board of Directors of the Borrower) and (y) the net book value thereof on the books of the Borrower (as determined in accordance with GAAP), in each case as determined on the date such Restricted Payment is declared, ordered, paid, made or set apart or the date such Restricted Investment is made or committed to be made, as the case may be, and (2) all Investments of any Person existing immediately after such Person becomes a Restricted Subsidiary which would be Restricted Investments if made by such Person while subject to the provisions of this Agreement shall be deemed to be Restricted Investments and to have been made at the time such Person becomes a Restricted Subsidiary.

                  SECTION 5.06. Fixed Charge Coverage. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 1997, the ratio of Adjusted Cash Flow to Fixed Charges, in each case for the current Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, shall not be less than
1.50 to 1.00. SECTION 5.07. Negative Pledge. Neither the Borrower nor any Restricted Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $18,000,000;

                  (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Restricted Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

                  (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Restricted Subsidiary and not created in contemplation of such event;

                  (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Restricted Subsidiary and not created in contemplation of such acquisition;

                  (f) Liens securing Debt owing by any Subsidiary to the Borrower;

                  (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses (b) through (g) of this Section, provided that
         (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

                  (h) any Lien on Margin Stock;

                  (i) Liens for taxes, assessments or governmental charges or levies either not yet due or the payment of which is not at the time required by Section 5.12;

                  (j) Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar Persons incurred in the ordinary course of business for sums either not yet due or the payment of which is not at the time required by Section 5.12;

                  (k) Liens (other than any Lien created or imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive in any case of obligations incurred in connection with the borrowing of money or the obtaining of advances of credit);

                  (l) any attachment or judgment Lien arising in connection with court proceedings, provided that (i) the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings diligently conducted, and (ii) such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and neither the Borrower's nor any such Restricted Subsidiary's title to or right to use any of its property is impaired in any material respect by reason of such contest;

                  (m) easements, licenses, rights-of-way and other rights and privileges in the nature of easements and similar Liens incidental to the ownership of property and not incurred in connection with the borrowing of money or the obtaining of advances of credit, and which do not, individually or in the aggregate, interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary or materially detract from the value of the properties subject to any such Liens; and

                  (n) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt (other than indebtedness represented by the Notes) in an aggregate principal amount at any time outstanding not to exceed 15% of Consolidated Total Capitalization.

                  SECTION 5.08. Maintenance of Existence. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained; provided that
(i) the Borrower and its Restricted Subsidiaries may engage in any transaction permitted by Section 5.10 and (ii) dissolution of any Restricted Subsidiary shall not be prohibited by this Section if all of the assets of such Restricted Subsidiary are transferred to the Borrower or any other Restricted Subsidiary following such dissolution.

                  SECTION 5.09. Dissolution. The Borrower shall not suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock, except (i) through corporate reorganization to the extent permitted by Section 5.10, and (ii) through Restricted Payments permitted by Section 5.05.

                  SECTION 5.10. Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Restricted Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Restricted Subsidiaries of the Borrower may merge or consolidate with one another or with the Borrower, (c) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into another Person to consummate an acquisition of such other Person permitted by Section 5.05, provided that the surviving Person shall be a Restricted Subsidiary of the Borrower, and (d) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit (i) the sale, lease or other transfer of assets by a Restricted Subsidiary to any other Restricted Subsidiary or to the Borrower, or (ii) during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding seven Fiscal Quarters (excluding, however, transfers of assets permitted by clause (i) of this Section), either (x) constituted more than 15% of Consolidated Total Assets at the end of the eighth Fiscal Quarter immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Income during the 8 consecutive Fiscal Quarters immediately preceding such Fiscal Quarter.

                  SECTION 5.11. Use of Proceeds. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary for any purpose in violation of any applicable law or regulation.

                  SECTION 5.12. Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Restricted Subsidiaries and, in the case of ERISA, each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Restricted Subsidiary, except (i) liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Agent, the Borrower shall have set up reserves in accordance with GAAP and (ii) liabilities the nonpayment of which could have a Material Adverse Effect.

                  SECTION 5.13. Insurance. The Borrower will maintain, and will cause each of its Restricted Subsidiaries to maintain (either in the name of the Borrower or in such Restricted Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                  SECTION 5.14. Change in Fiscal Year. The Borrower will not change its Fiscal Year.

                  SECTION 5.15. Maintenance of Property. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain all of its material properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

                  SECTION 5.16. Environmental Notices. When a Responsible Officer or any officer of the Borrower or any Subsidiary responsible for compliance with Environmental Laws with respect to any Property becomes aware of
(i) an Environmental Liability associated with the Properties which could cause a Material Adverse Effect, (ii) an Environmental Release at any of the Properties which could cause a Material Adverse Effect, (iii) the designation of the Borrower or such Subsidiary as a potentially responsible party under CERCLA or any state statute similar to CERCLA, or (iv) identification of such Property on any National Priorities List or CERCLIS List, the Borrower shall promptly furnish to the Banks and the Agent written notice thereof.

                  SECTION 5.17. Environmental Matters. The Borrower and its Subsidiaries will not, and will not knowingly permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose, manage, or otherwise handle at the Properties any Hazardous Materials in such a manner which gives rise to an Environmental Liability which could cause a Material Adverse Effect.

                  SECTION 5.18. Environmental Release. Upon the occurrence of an Environmental Release of Hazardous Materials at any of the Properties of which Borrower or a Subsidiary becomes aware, Borrower or the Subsidiary shall comply with any and all notice, investigation, removal and remediation requirements applicable to the Borrower or Subsidiary under Environmental Laws with respect to such Environmental Release.

                  SECTION 5.19. Additional Covenants, Etc. In the event that at any time this Agreement is in effect or any Note remains unpaid the Borrower shall enter into any agreement, guarantee, indenture or other instrument governing, relating to, providing for commitments to advance or guaranteeing any Financing which exceeds $3,000,000 in aggregate amount (a "New Financing Agreement") or to amend any terms and conditions applicable to any Financing which exceeds $3,000,000 in aggregate amount (a "Financing Agreement Amendment"), which New Financing Agreement includes or which Financing Agreement Amendment adds or modifies Covenants, warranties, representations, defaults or events of default (or any other type of restriction which would have the practical effect of any of the foregoing, including, without limitation, any "put" or mandatory prepayment of all or substantially all of such debt) not substantially as, or in addition to those, provided in this Agreement or any other Loan Document, or more favorable to the lender or other counterparty thereunder than those provided in this Agreement or any other Loan Document (individually an "Additional Term" and collectively, the "Additional Terms"), the Borrower shall promptly so notify the Agent and the Banks. Thereupon, if the Agent shall request by written notice to the Borrower (after a determination has been made by the Required Banks that any such New Financing Agreement or Financing Agreement Amendment contains any provisions which either individually or in the aggregate are more favorable than one of the provisions set forth herein), the Borrower, the Agent and the Banks shall enter into an amendment to this Agreement providing for substantially the same such Additional Terms as those provided for in such New Financing Agreement or Financing Agreement Amendment, as the case may be, to the extent required and as may be selected by the Agent, such amendment to remain in effect, unless otherwise specified in writing by the Agent, for the entire duration of the stated term to maturity of such Financing (to and including the date to which the same may be extended at the Borrower's option), notwithstanding that such Financing might be earlier terminated by prepayment, refinancing, acceleration or otherwise; provided that if any such New Financing Agreement or the agreement, guarantee, indenture or other instrument amended by a Financing Agreement Amendment shall be modified, supplemented, amended or restated so as to modify, amend or eliminate therefrom any such Additional Term so made a part of this Agreement, then so long as there exists no Default or Event of Default, the Agent and the Banks shall, at the Borrower's request made within 90 days following the date on which such New Financing Agreement or the agreement, guarantee, indenture or other instrument amended by a Financing Agreement Amendment is so modified, supplemented, amended or restated, amend this Agreement to similarly modify, amend or eliminate such Additional Term so made a part of this Agreement, provided that in no event will the Banks and the Agent be required to (i) eliminate any Covenant, representation, warranty, default or event of default which was set forth in this Agreement on the Effective Date or added to this Agreement pursuant to an amendment to this Agreement entered into other than pursuant to this Section, or (ii) modify or amend any Covenant, representation, warranty, default or event of default which was set forth in this Agreement on the Effective Date or added to this Agreement pursuant to any amendment to this Agreement entered into other than pursuant to this Section in a manner such that such Covenant, representation, warranty, default or event of default is less favorable to the Banks or the Agent than such Covenant, representation, warranty, default or event of default was on the Effective Date or the date the same was added to this Agreement pursuant to such an amendment, as the case may be.

                  As used in this Section, the term "Covenants" shall mean covenants of a type similar to those set forth in Article V hereof or which customarily are described as affirmative, negative or financial covenants, but in no event shall such term encompass (w) agreements of the Borrower in respect of interest rate, fees, expenses, yield protection, indemnities, collateral, loan maturities, prepayment premiums, prepayment prohibitions or "call" protection or conditions precedent, (x) provisions whereby the Borrower waives rights, (y) provisions of a type comparable to those contained in Article IX or customarily included in the miscellaneous section of a credit agreement or similar instrument, or (z) definitions to the extent such definitions relate to any of the provisions described in the foregoing clauses (w), (x) and (y).

                  SECTION 5.20. Operation of Unrestricted Subsidiaries. The Borrower shall cause each Unrestricted Subsidiary to conduct its business and operations separate and apart from that of any Restricted Subsidiary or the Borrower, including, without limitation, (i) segregating assets of the Borrower and each Restricted Subsidiary from, and not allowing funds or other assets of the Borrower or any Restricted Subsidiary to be commingled with, the funds or other assets of any Unrestricted Subsidiary, (ii) maintaining books and financial records of each Unrestricted Subsidiary separate from the books and financial records of the Borrower or any Restricted Subsidiary, (iii) observing all corporate procedures and formalities in connection with the operation of each Unrestricted Subsidiary, including, without limitation, maintaining minutes of shareholders' and directors' meetings of each Unrestricted Subsidiary, (iv) causing each Unrestricted Subsidiary to pay its liabilities from assets of such Unrestricted Subsidiary or any other Unrestricted Subsidiary, and (v) causing each Unrestricted Subsidiary to conduct its dealings with third parties in its own name and as a separate and independent entity; provided that nothing contained in this Section shall prohibit the Borrower from acting as collection agent and paying agent for an Unrestricted Subsidiary, as long as proper books of account are maintained and reconciled in connection therewith.

                  SECTION 5.21. Guaranty of Restricted Subsidiaries. (a) The Borrower shall deliver to the Agent and each Bank notice that a Person has become a Restricted Subsidiary within 10 days after the day on which such Person became a Restricted Subsidiary. The Borrower shall cause any Person which becomes a Restricted Subsidiary after the Effective Date to become a party to, and agree to be bound by the terms of, the Guaranty Agreement pursuant to an instrument in form and substance satisfactory to the Agent executed and delivered to the Agent within 30 days after the day on which such Person became a Restricted Subsidiary.

                  (b) Together with the instrument referred to in Section 5.21(a), the Borrower shall deliver to the Agent an opinion of counsel to such Restricted Subsidiary substantially in the form of Exhibit B (to the extent Exhibit B contains opinions applicable to the Guarantors), modified appropriately to refer to such Restricted Subsidiary, and the items specified in
Section 3.01(f) (to the extent such items relate to the Guarantors) for such Restricted Subsidiary.

                  (c) Once any Person becomes a Restricted Subsidiary and therefore becomes a party to the Guaranty Agreement in accordance with Section 5.21(a), such Person thereafter shall remain a party to the Guaranty Agreement without regard to whether it thereafter ceases to be a Restricted Subsidiary.

                  (d) If (i) the Borrower and/or any Subsidiary sells all of the equity interests owned by the Borrower and its Subsidiaries in any Guarantor,
(ii) immediately before and after giving effect to such sale no Default or Event of Default shall have occurred, and (iii) the Borrower shall have delivered to the Agent and the Banks notice of such sale, then the Agent shall release such Guarantor from the Guaranty.

                                   ARTICLE VI

                                    DEFAULTS

                  SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within five Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within five Domestic Business Days after such fee or other amount becomes due; or

                  (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.02(ii), 5.03 to 5.07, inclusive, or Section 5.10, 5.11 or 5.14;

                  (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above) for thirty days after the earlier of (i) the first day on which the a Responsible Officer has knowledge of such failure or (ii) written notice thereof has been given to the Borrower by the Agent at the request of any Bank; or

                  (d) any representation, warranty, certification or statement made or deemed made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                  (e) the Borrower or any Restricted Subsidiary shall fail to make any payment in respect of Debt or any Off-Balance Sheet Lease Indebtedness in an aggregate amount in excess of $3,000,000 outstanding (other than the Notes) when due or within any applicable grace period; or

                  (f) any event or condition shall occur (other than (i) any voluntary notice of purchase, payment or prepayment delivered by the Borrower as Tenant under the Lease which results in any amount which is the subject of such notice becoming due prior to its scheduled due date, and (ii) any damage, destruction, other casualty or condemnation which under Article 19 of the Lease results in any amount payable under the Lease becoming due prior to its scheduled due date) which results in the acceleration of the maturity of Debt or Off-Balance Sheet Lease Indebtedness in an aggregate amount in excess of $3,000,000 outstanding of the Borrower or any Restricted Subsidiary or the mandatory prepayment or purchase of such Debt or Off-Balance Sheet Lease Indebtedness by the Borrower (or its designee) or such Restricted Subsidiary (or its designee) prior to the scheduled maturity thereof, or enables the holders of such Debt or Off-Balance Sheet Lease Indebtedness or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised their right to do so; or

                  (g) the Borrower or any Restricted Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                  (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; or

                  (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Borrower or any Restricted Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                  (k) a federal tax lien shall be filed against the Borrower under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Restricted Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

                  (l) the Patrick Family shall at any time fail to Control the Borrower; or

                  (m) the occurrence of any event, act or condition which the Required Banks determine either does or has a reasonable probability of causing a Material Adverse Effect and the failure of the Borrower to cure or prevent such Material Adverse Effect within 45 days after receipt of notice of such determination from the Required Banks, or

                  (n) the Guaranty shall cease to be in full force and effect or any Guarantor shall deny or disaffirm its obligations thereunder;

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together will all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

                  SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE VII

                                    THE AGENT

                  SECTION 7.01. Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

                  SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks or all the Banks where unanimity is required under this Agreement, and such instructions of the Required Banks or all the Banks where unanimity is required under this Agreement in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                  SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each non-payment of principal of or interest on the Loans, whether or not it has received any notice of the occurrence of such non-payment. The Agent shall (subject to Section 9.05) take such action with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  SECTION 7.04. Rights of Agent and Its Affiliates as a Bank. With respect to any Loan made by Wachovia or an Affiliate of Wachovia, such Affiliate and Wachovia in their capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an Affiliate of Wachovia (or in Wachovia's case, acting as the Agent), and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include such Affiliate of Wachovia or Wachovia in its individual capacity. Such Affiliate and Wachovia may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if they were not an Affiliate of the Agent or the Agent, respectively; and such Affiliate and Wachovia may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and Wachovia) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

                  SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                  SECTION 7.06. CONSEQUENTIAL DAMAGES. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  SECTION 7.07. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.07(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

                  SECTION 7.08. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

                  SECTION 7.09. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

                  SECTION 7.10. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                                  ARTICLE VIII

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

                  SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period in respect of any Euro-Dollar Loan:

                  (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                  (b) the Required Banks advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding the Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make the Euro-Dollar Loans specified in such notice shall be suspended. Unless the Borrower notifies the Agent at least 2 Domestic Business Days before the date of any Borrowing of Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

                  SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall, on the later of (i) the date such notice is received by the Borrower and (ii) the date such Change of Law becomes applicable, prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

                  SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                  (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of

         Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

                  (iii) shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                  (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                  (c) Each Bank shall notify the Borrower of any event occurring after the date of this Agreement entitling such Bank to compensation under this Section as promptly as practicable, but in any event within 45 days, after the officer of such Bank responsible for the business relationship of the Bank with the Borrower obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 45 days after such officer obtains actual knowledge of such an event, such Bank shall with respect to compensation payable pursuant to this Section in respect of any costs resulting from such event, only be entitled to payment under this Section for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank or contrary to its general lending policies. Each Bank will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Bank for compensation under this Section, accompanied by a statement of an officer of such Bank certifying that such request for compensation is being made pursuant to a policy adopted by such Bank to seek such compensation generally from customers similar to the Borrower.

                  (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee.

                  SECTION 8.04. Base Rate Loans Substituted for Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (in which case interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

                  (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

In the event that the Borrower shall elect that the provisions of this Section shall apply to any Bank, the Borrower shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under Section 8.03 in respect of the period preceding the date of conversion of such Bank's Loans resulting from the Borrower's election.

                  SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

         (a) any payment or prepayment (pursuant to Section 2.08, Section 2.09,
Section 8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan, as the case may be;

         (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

         (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein (excluding, however, for purposes of this Section only the Applicable Margin in determining such rate of interest) over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

                  SECTION 8.06. Replacement of Bank. In the event that any Bank gives any notice under Section 8.02 resulting in the suspension of its obligation to make Euro-Dollar Loans or requests compensation pursuant to
Section 8.03, then, so long as the condition giving rise to such suspension or compensation exists, the Borrower may designate another bank or financial institution (such bank or financial institution being herein called a "Replacement Bank") acceptable to the Agent (which acceptance will not be unreasonably withheld) and which is not an Affiliate of the Borrower, to assume such Bank's Commitment hereunder and to purchase the Loans of such Bank and such Bank's rights under this Agreement and the Notes held by such Bank, all without recourse to or representation or warranty by, or expense to, such Bank, for a purchase price equal to the outstanding principal amount of the Loans payable to such Bank plus any accrued but unpaid interest on such Loans and accrued but unpaid fees owing to such Bank plus any amounts payable to such Bank under
Section 8.05 or otherwise owing to such Bank under the Loan Documents, and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Agent by the Replacement Bank of documentation satisfactory to the Agent (pursuant to which such Replacement Bank shall assume the obligations of such original Bank under this Agreement), the Replacement Bank shall succeed to the rights and obligations of such Bank hereunder. In the event that the Borrower exercises its rights under the preceding sentence, the Bank against which such rights were exercised shall no longer be a party hereto or have any rights or obligations hereunder; provided that the obligations of the Borrower to such Bank under Article VIII and Section 9.03 with respect to events occurring or obligations arising before or as a result of such replacement shall survive such exercise.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

                  SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 9.03. Expenses; Documentary Taxes; Indemnification.
(a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

                  (b) The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

                  (c) The Borrower shall indemnify the Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

                  SECTION 9.04. Setoffs; Sharing of Set-Offs. (a) The Borrower hereby grants to each Bank, as security for the full and punctual payment and performance of the obligations of the Borrower under this Agreement, a continuing lien on and security interest in all deposits and other sums credited by or due from such Bank to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, each Bank may at any time upon or after the occurrence of any Event of Default, and without notice to the Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

                  (b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Notes held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Notes held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                  (c) Notwithstanding the foregoing, it is hereby expressly agreed that neither the Agent nor any Bank shall have any lien or security interest in, or right to set-off against, any amount held for the Borrower (i) by the Agent's or such Bank's Affiliates, including, but not limited to, Trustco Capital Management, Inc. and Synovus Securities, Inc., or (ii) in any corporate custody account or similar account maintained at any Bank in a trust capacity, in either case as security for or for application to the Loans or other obligations owing to the Agent, or such Bank under this Agreement or the Loan Documents; provided, however, that nothing contained in this subsection (c) shall in any way be construed as limiting the ability of any such Affiliate of the Agent or any Bank to set-off against the Borrower's accounts for any amount owing to such Affiliate or such Bank arising other than under this Agreement and the Loan Documents.

                  SECTION 9.05. Amendments and Waivers. (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation (provided that an Assignment and Acceptance executed in connection with an assignment effected pursuant to, and in compliance with, Section 9.07(c) shall not be deemed to be a violation of this clause (i)), (ii) change the principal of or rate of interest on any Loan or any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) change this Section 9.05(a), (viii) change the definition of "Required Banks", or (ix) release any Guarantor from its obligations under the Guaranty (other than any release of a Guarantor pursuant to Section 5.21(d)).

                  (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement from or with any Bank, except on terms fully disclosed to the Agent (which terms the Agent shall be authorized to disclose to the Banks). Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to the Agent (for delivery to each Bank) forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

                  SECTION 9.06. Margin Stock Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 9.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, except as provided in paragraph (g) of this Section, the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

                  (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans, (iii) the change of the principal of the related Loan or Loans, or
(iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment or facility fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment or facility fee (as the case may be) in respect of such participation. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time, subject to the provisions of Section 9.07(e).

                  (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit G, executed by such Assignee, such transferor Bank and the Agent (and, in the case of (x) an Assignee that is not then a Bank or an Affiliate of a Bank; and
(y) an assignment not made during the existence of an Event of Default, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment (provided that the Borrower and the Agent may waive the requirement contained in this clause (i)), (ii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower, which consent shall not be unreasonably withheld (provided that (1) the Borrower's consent shall not be necessary with respect to any assignment made during the existence of an Event of Default, and (2) it shall not constitute the unreasonable withholding of consent if the Borrower shall decline to consent because (1) the Borrower makes a reasonable determination that it is materially more likely that the proposed Assignee will be entitled to compensation, or to a greater amount of compensation, than the transferor Bank, or (2) the proposed Assignee is a competitor, or an Affiliate of a competitor, of the Borrower or any Subsidiary) and (iv) the minimum amount of any Commitment, and the minimum aggregate principal amount of Loans, that may be so assigned by any transferor Bank shall be $10,000,000 (provided that (i) a Bank may assign all of its Commitment and its Loans even if the amount of its Commitment and the aggregate principal amount of its Loans is less than $10,000,000, and (ii) the Agent and the Borrower may waive the requirement contained in this clause (iv) without the consent of any Bank). Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower,
(B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment by such transferor Bank of a processing and recordation fee of $2,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to each of such Assignee and such transferor Bank.

                  (d) Subject to the provisions of Section 9.08, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

                  (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of
Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (f) Anything in this Section 9.07 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

                  (g) Upon (1) delivery of 30 days' prior written notice to the Agent and each of the Banks, and (2) satisfaction of the following conditions precedent, the Borrower may assign all of its rights and obligations under this Agreement and each Loan Document to which it is a party to Eastwynn:

                           (i) delivery to the Agent of an assignment and assumption agreement, executed by the Borrower and Eastwynn, in form and substance satisfactory to the Agent and each Bank, pursuant to which the Borrower assigns, and Eastwynn assumes, all of the rights and obligations of the Borrower under this Agreement and each other Loan Document to which the Borrower is a party;

                           (ii)  delivery to the Agent of an executed
                  counterpart of a guaranty agreement, executed by Borrower, as guarantor, pursuant to which the Borrower guarantees the obligations of Eastwynn under this Agreement and the other Loan Documents, in form and substance satisfactory to the Agent and the Banks;

                           (iii) at the option of the Agent and the Banks,
                  delivery to the Agent of either (A) consents by each of the Guarantors to the assignment and assumption and acknowledgments by each of the Guarantors that their respective obligations under the Guaranty remain in full force and effect with respect to Eastwynn's obligations under this Agreement and the other Loan Documents, or (B) a new guaranty agreement executed by each Guarantor substantially in the form of the Guaranty;

                           (iv) delivery to the Agent of an amendment to this Agreement, executed by the Borrower and Eastwynn, in form and substance satisfactory to the Agent and the Banks, modifying this Agreement to reflect that certain covenants and other provisions relating to the Borrower shall be set forth in the guaranty agreement of the Borrower referred to in clause (ii) of this paragraph (h);

                           (v) delivery to the Agent of a duly executed Note for the account of each Bank, executed by Eastwynn, in form and substance substantially identical to the form of Note attached to this Agreement as Exhibit A;

                           (vi) delivery to the Agent of legal opinions, certificates and such other items as requested by the Agent or any Bank in connection with such assignment and assumption, all in form and substance satisfactory to the Agent and the Banks; and

                           (vii) payment to the Agent of all out of pocket
                  expenses, including fees and disbursements of counsel to the Agent, incurred by the Agent in connection with such assignment and the other actions referred to in this paragraph
                  (g).

                  SECTION 9.08. Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which such Bank knows to be or which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) to any regulatory agency or authority having jurisdiction over such Bank, upon the request or demand of such regulatory agency or authority, (iv) which has been publicly disclosed (unless such Bank knows such disclosure was made by a Person in violation of a confidentiality agreement with or confidentiality obligation to the Borrower or any Subsidiary),
(v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and
(viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.08.

                  SECTION 9.09. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

                  SECTION 9.10. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall, subject to Article VI, be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

                  SECTION 9.11. Survival of Certain Obligations. Sections 8.03(a), 8.03(b), 8.05 and 9.03 of this Agreement and the obligations of the Borrower thereunder shall, without duplication, survive and continue to be enforceable notwithstanding the termination of this Agreement and the Commitments and the payment in full of the principal of and interest on all Loans.

                  SECTION 9.12. Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

                  SECTION 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

                  SECTION 9.14. Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by the Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

                  SECTION 9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                  SECTION 9.16. Consent to Jurisdiction. The Borrower (a) submits to personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

                  SECTION 9.17. EDGAR Filing. Promptly after the Effective Date, the Agent agrees to deliver to the Borrower a 3 1/2 inch high density computer disk containing the final form of this Agreement, formatted on WordPerfect 6.0. After the execution and delivery of any amendment, modification or supplement to this Agreement, the Agent agrees to deliver to the Borrower, upon request of the Borrower, a 3 1/2 inch high density computer disk or other electronic or computer record mutually agreeable to the Borrower and the Agent containing the final form of such amendment, modification or supplement, formatted on WordPerfect 6.0 or other software program mutually agreeable to the Borrower and the Agent.

                  SECTION 9.18. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.























              [The remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                                    CARMIKE CINEMAS, INC.


                                    By: ___________________________ (SEAL)
                                    Title:

                                    Carmike Cinemas, Inc.
                                    1301 First Avenue
                                    Columbus, Georgia 31901
                                    Attention: John O. Barwick, III
                                               Vice President-Finance
                                    Telecopy number: (706) 576-3419
                                    Telephone number: (706) 576-3400

COMMITMENTS


$67,500,000                         WACHOVIA BANK, N.A., as Agent and as a Bank


                                    By: ___________________________(SEAL)
                                    Title:

                                    Lending Office
                                    ---------------
                                    Wachovia Bank, N.A.
                                    Syndication Services
                                    191 Peachtree Street, N.E.
                                    Mail Code:  GA-0423
                                    Atlanta, Georgia  30303-1757
                                    Attention:  Elizabeth Dreiling (27th floor)
                                    Telecopy Number: (404) 332-4005
                                    Telephone Number: (404) 332-4008

                                    with a copy to:
                                    --------------
                                    Wachovia Bank, N.A.
                                    191 Peachtree Street, N.E.
                                    Atlanta, Georgia  30303
                                    Attention: Douglas W. Strickland
                                    Telecopy number: (404) 332-6920
                                    Telephone number: (404) 332-1382

$55,000,000                         FIRST UNION NATIONAL BANK



                                    By:___________________________ (SEAL)
                                    Title:

                                    Lending Office
                                    --------------
                                    First Union National Bank - Florida
                                    214 Hogan Street, 9th Floor
                                    Jacksonville, Florida 32202
                                    Attention: Kathy Love
                                    Telecopy number:  (904) 361-1010
                                    Telephone number: (904) 361-1729

                                    with a copy to:
                                    --------------
                                    First Union National Bank
                                    999 Peachtree Street
                                    12th Floor
                                    Atlanta, Georgia 30309
                                    Attention: Donald Q. Dalton
                                    Telecopy number: (404) 225-4255
                                    Telephone number: (404) 225-4004

$42,500,000                         SUNTRUST BANK, ATLANTA


                                    By:___________________________(SEAL)
                                    Title:

                                    By:___________________________
                                    Title:

                                    Lending Office
                                    --------------
                                    SunTrust Bank, Atlanta
                                    25 Park Place
                                    23rd Floor
                                    Atlanta, Georgia 30303
                                    Attention: Trey Harvin
                                    Telecopy number: (404) 588-8833
                                    Telephone number: (404) 588-8658

$20,000,000                         THE LONG-TERM CREDIT BANK OF
                                    JAPAN, LTD.


                                    By:___________________________ (SEAL)
                                    Title:

                                    Lending Office
                                    --------------
                                    The Long-Term Credit Bank of Japan, Ltd.
                                    165 Broadway, 49th Floor
                                    New York, New York 10006
                                    Attention: Kathleen Dorsch-Santiago
                                    Telecopy number:  (212) 608-2371
                                    Telephone number: (212) 335-4578

                                    with a copy to:
                                    --------------
                                    The Long-Term Credit Bank of Japan, Ltd.
                                    245 Peachtree Center Avenue
                                    Suite 2801, Marquis One Tower
                                    Atlanta, Georgia 30303
                                    Attention: Rebecca Silbert
                                    Telecopy number:  (404) 658-9751
                                    Telephone number: (404) 659-7210

$12,500,000                         THE BANK OF NEW YORK


                                    By:___________________________ (SEAL)
                                    Title:

                                    Lending Office
                                    --------------
                                    The Bank of New York
                                    1 Wall Street, 16th Floor
                                    New York, New York 10286
                                    Attention: Cynthia L. Rogers
                                    Telecopy number:  (212) 635-8595
                                    Telephone number: (212) 635-8608

$12,500,000                         FIRST AMERICAN NATIONAL BANK


                                    By:___________________________ (SEAL)
                                    Title:

                                    Lending Office
                                    --------------
                                    First American National Bank
                                    First American Center
                                    Fourth & Union Street, 3rd Floor
                                    Nashville, Tennessee 37238-0310
                                    Attention: Hope Stewart
                                    Telecopy number:  (615) 748-6072
                                    Telephone number: (615) 748-6099

$12,500,000                         THE INDUSTRIAL BANK OF JAPAN,
                                    LIMITED, ATLANTA AGENCY


                                    By:___________________________ (SEAL)
                                    Title:

                                    Lending Office
                                    --------------
                                    The Industrial Bank of Japan, Limited,
                                      Atlanta Agency
                                    191 Peachtree Street, N.E., Suite 3600
                                    Atlanta, Georgia 30303-1757
                                    Attention: William D. LaDuca
                                    Telecopy number:  (404) 524-8509
                                    Telephone number: (404) 420-3329

$12,500,000                         THE SANWA BANK LIMITED


                                    By:___________________________ (SEAL)
                                    Title:

                                    Lending Office
                                    --------------
                                    The Sanwa Bank Limited
                                    Park Avenue Plaza
                                    55 East 52nd Street
                                    New York, New York 10055
                                    Attention: Renko Hara
                                    Telecopy number:  (212) 754-2368
                                    Telephone number: (212) 339-6390

                                    with a copy to:
                                    ---------------
                                    The Sanwa Bank Limited
                                    133 Peachtree Street, N.E.
                                    Georgia Pacific Center, Suite 4950
                                    Atlanta, Georgia 30303
                                    Attention: Dennis S. Losin
                                    Telecopy number:  (404) 589-1629
                                    Telephone number: (404) 586-6889

$10,000,000                         THE BANK OF TOKYO-MITSUBISHI, LTD.


                                    By:___________________________ (SEAL)
                                    Title:

                                    Lending Office
                                    --------------
                                    The Bank of Tokyo-Mitsubishi, Ltd.
                                    133 Peachtree Street, Suite 4970
                                    Atlanta, Georgia 30303
                                    Telecopy number:  (404) 577-1155
                                    Telephone number: (404) 577-2960

$10,000,000                         COLUMBUS BANK AND TRUST COMPANY


                                    By:___________________________ (SEAL)
                                    Title:

                                    Lending Office
                                    --------------
                                    Columbus Bank and Trust Company
                                    1148 Broadway
                                    Columbus, Georgia 31901
                                    Attention: Philip A. Badcock, Jr.
                                    Telecopy number:  (706) 649-6988
                                    Telephone number: (706) 649-6989

10,000,000                          HIBERNIA NATIONAL BANK


                                    By:___________________________ (SEAL)
                                    Title:

                                    Lending Office
                                    --------------
                                    Hibernia National Bank
                                    313 Carondelet Street
                                    New Orleans, LA 70131
                                    Attention: Troy Villafarra
                                    Telecopy number:  (504) 533-5344
                                    Telephone number: (504) 533-2738

$10,000,000                         THE SUMITOMO BANK, LIMITED


                                    By:___________________________ (SEAL)
                                    Title:


                                    By:___________________________ (SEAL)
                                    Title:


                                    Lending Office
                                    --------------
                                    The Sumitomo Bank, Limited
                                    233 S. Wacker Drive, Suite 5400
                                    Chicago, Illinois 60606
                                    Telecopy number:  (312) 876-1995
                                    Telephone number: (312) 993-6210

                                    with a copy to:
                                    --------------
                                    The Sumitomo Bank, Limited
                                    303 Peachtree Street, Suite 4420
                                    Atlanta, Georgia 30308
                                    Attention: ____________________
                                    Telecopy number:  (404) 523-7983
                                    Telephone number: (404) 524-6544

------------------
TOTAL COMMITMENTS:
$275,000,000

                                  SCHEDULE 1.01
              INVESTMENTS OF CARMIKE CINEMAS, INC. AND SUBSIDIARIES


                                                   June 30, 1997
       Instrument               Type of               Date of             Principal,             Coupon
                               Instrument            Maturity             Shares or
                                                                         % Ownership
-------------------------------------------------------------------------------------------------------
MANAGED BY
SYNOVUS
SECURITIES

US Treasury Note                  Bond               08/15/96               3,085,000.00        4.375%
US Treasury Note                  Bond               08/31/96               2,050,000.00         6.25%
US Treasury Note                  Bond               01/31/97               2,250,000.00         6.25%
Money Market                                                                    6,363.00


OTHER

Conway Theater                Partnership               N/A                       50%            N/A
Company

Ocean Theater Company         Partnership               N/A                       50%            N/A

Roanoke Rapids Theater        Partnership               N/A                       37%            N/A
Company

Film Pro Assoc.               Partnership               N/A                  Negligible
                                  N/A
Over The Summer               Partnership               N/A                  Negligible
                                  N/A

Goldrush                      Partnership               N/A                  Negligible
                                  N/A

Bakers Hawk                   Partnership               N/A                  Negligible
                                  N/A

John McConnell              Note Receivable          03/01/96                  6,741.00         10.00%

Hazel Davis                 Note Receivable          11/16/98                 10,622.00          8.00%

Rocking Chair,              Note Receivable          12/15/0                  18,045.00         10.40%
Myrtle Beach

Kerasotes Indians           Note Receivable          04/01/99                917,630.00          Prime
Theatres, Inc.

AMC Entertainment                Stock                  N/A                       1               N/A

Loews Corp.                      Stock                  N/A                       2               N/A

Marcus Corp                      Stock                  N/A                       1               N/A

                                                   June 30, 1997
       Instrument               Type of               Date of             Principal,             Coupon
                               Instrument            Maturity             Shares or
                                                                         % Ownership
-------------------------------------------------------------------------------------------------------------
Trans Lux                        Stock                  N/A                          1                    N/A

United Artists                   Stock                  N/A                          2                    N/A

Wometco                          Stock                  N/A                          1                    N/A

General Cinema                   Stock                  N/A                          2                    N/A

Loews                            Stock                  N/A                          4                    N/A

Cineplex                         Stock                  N/A                          1                    N/A

Altus Parking Lot                Stock                  N/A                         25                    N/A

Trans World                      Stock                  N/A                      2,000                    N/A
Airlines

Dunn Investors                   Stock                  N/A                         50                    N/A

Southbridge                   Partnership               N/A                         50%                   N/A
partnership

                                  SCHEDULE 4.08

                                  SUBSIDIARIES
                              CARMIKE CINEMAS, INC.

         Subsidiary                   Percent Owned         Jurisdiction of             Restricted or
                                                            Incorporation               Unrestricted
====================================================================================================================
Wooden Nickel Pub, Inc.                   100%              Delaware                    Restricted

Military Services, Inc.                   100%              Delaware                    Restricted

Eastwynn Theaters, Inc.                   100%              Alabama                     Restricted

                                 SCHEDULE 4.14A

                         Environmental Liabilities, Etc.

                                      None

                                 SCHEDULE 4.14B

                             Environmental Releases


                                      None

                                 SCHEDULE 4.14C

                          Environmental Authorizations


                                      None

                                                                       EXHIBIT A

                                      NOTE

$____________                                                  Atlanta, Georgia
                                                               October 17, 1997

                  For value received, CARMIKE CINEMAS, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of

(the "Bank"), for the account of its Lending Office, the principal sum of ________________ ______________________________ and No/100 Dollars
($____________), or such lesser amount as shall equal the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                  All Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make, or any error of the Bank in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This note is one of the Notes referred to in the Credit Agreement dated as of October 17, 1997, among the Borrower, the banks listed on the signature pages thereof and their successors and assigns and Wachovia Bank, N.A., as Agent (as the same may be amended or modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

                  The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

                  The Borrower agrees, in the event that this note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

                  IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

                                    CARMIKE CINEMAS, INC.


                                    By: ______________________________(SEAL)
                                    Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

------------------------------------------------------------------------------------------------
            Type                         Amount         Amount of
             of            Interest        of           Principal        Maturity       Notation
Date        Loan(1)          Rate         Loan           Repaid            Date          Made By
----        -------        --------      ------         ---------        --------      ---------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

----------

(1)        i.e., a Base Rate or Eruo-Dollar Loan.

                                                                       EXHIBIT B


                                   OPINION OF
                            COUNSEL FOR THE BORROWER


                                [To be provided]

                                                                       EXHIBIT C


                                   OPINION OF
                WOMBLE CARLYLE SANDRIDGE & RICE, SPECIAL COUNSEL
                                  FOR THE AGENT



           [Date as provided in Section 3.01 of the Credit Agreement]

To the Banks and the Agent
  Referred to Below
c/o Wachovia Bank of Georgia, N.A.,
  as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757

Dear Sirs:

              We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of October 17, 1997 among CARMIKE CINEMAS, INC., a Delaware corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Wachovia Bank, N.A., as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

              This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia which Interpretive Standards are incorporated herein by this reference.

              We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

              Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement and each of the Notes by or on behalf of the Borrower, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms except as: (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) the enforceability of certain of the remedial, waiver and other provisions of the Credit Agreement and the Notes may be further limited by the laws of the State of Georgia; provided, however, such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Credit Agreement and the Notes, except for the economic consequences of any procedural delay which may result from such laws.

                  In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except the State of Georgia. We express no opinion as to the effect of the compliance or noncompliance of the Agent or any of the Banks with any state or federal laws or regulations applicable to the Agent or any of the Banks by reason of the legal or regulatory status or the nature of the business of the Agent or any of the Banks.

                  This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Assignee, Participant or other Transferee under the Credit Agreement without our prior written consent.


                                    Very truly yours,

                                    WOMBLE CARLYLE SANDRIDGE & RICE
                                    a Professional Limited Liability Company


                                    By:
                                       --------------------------------------
                                             James E. Lilly

                                                                       EXHIBIT D

                               CLOSING CERTIFICATE
                                       OF
                              CARMIKE CINEMAS, INC.

              Reference is made to the Credit Agreement (the "Credit Agreement") dated as of October 17, 1997, among Carmike Cinemas, Inc. (the "Borrower"), Wachovia Bank, N.A., as Agent and as a Bank, and certain other Banks listed on the signature pages thereof. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

              Pursuant to Section 3.01(e) of the Credit Agreement, ___________________, the duly authorized ____________________ of the Borrower, hereby certifies to the Agent and the Banks that: (i) no Default has occurred and is continuing on the date hereof; and (ii) the representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true on and as of the date hereof.

              Certified as of the 17th day of October, 1997.


                                             CARMIKE CINEMAS, INC.


                                            -----------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT E

                        CARMIKE CINEMAS, INC. [GUARANTOR]

                             SECRETARY'S CERTIFICATE


              The undersigned, _____________, _______ Secretary of Carmike Cinemas, Inc., a Delaware corporation (the "Borrower") [______________, a ______________ corporation (the "Guarantor")] hereby certifies that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Credit Agreement dated as of October 17, 1997 among the Borrower, Wachovia Bank, N.A., as Agent and as a Bank, and the Banks listed on the signature pages thereof (the "Credit Agreement") [the Guaranty Agreement dated as of October 17, 1997 (the "Guaranty") made by the Guarantor and certain other guarantors named therein for the benefit of Wachovia Bank, N.A., as Agent and as a Bank and the Banks that are a party to that certain Credit Agreement dated as of October 17, 1997, among Carmike Cinemas, Inc., the Agent and the Banks] that:

              1. Attached hereto as Exhibit A is a complete and correct copy of the Articles of Incorporation of the Borrower [Guarantor] as in full force and effect on the date hereof as certified by the Secretary of State of the State of Delaware, the Borrower's [Guarantor's] state of incorporation.

              2. Attached hereto as Exhibit B is a complete and correct copy of the Bylaws of the Borrower [Guarantor] as in full force and effect on the date hereof.

              3. Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Borrower [Guarantor] on ___________ __, 19__ approving, and authorizing the execution and delivery of, the Credit Agreement and the other Loan Documents (as such term is defined in the Credit Agreement) to which the Borrower is a party [the Guaranty]. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Borrower [Guarantor] in connection therewith.

              4. ____________, who as ________________________ of the Borrower
[Guarantor] signed the Credit Agreement and the other Loan Documents to which the Borrower is a party [the Guaranty], was duly elected, qualified and acting as such at the time he signed the Credit Agreement and other Loan Documents to which the Borrower is a party [the Guaranty], and his signature appearing on the Credit Agreement and the other Loan Documents to which the Borrower is a party [the Guaranty] is his genuine signature.

              IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 17th day of October, 1997.


                                             --------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT F

                         FORM OF COMPLIANCE CERTIFICATE


              Reference is made to the Credit Agreement dated as of October 17, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Carmike Cinemas, Inc., the Banks from time to time parties thereto, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

              Pursuant to Section 5.01(c) of the Credit Agreement, ______________________, the duly authorized ____________________, of Carmike
Cinemas, Inc., hereby certifies to the Agent and the Banks that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of ______________, 199_, and that no Default is in existence on and as of the date hereof.

                                             CARMIKE CINEMAS, INC.


                                             By:
                                                --------------------------
                                             Title:

                              COMPLIANCE CHECK LIST
                              Carmike Cinemas, Inc.


                               ____________, 199_


1. Ratio of Consolidated Funded Debt to Consolidated Total Capitalization (Section 5.03)

         At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 1997, the ratio of Consolidated Funded Debt to Consolidated Total Capitalization will not exceed .70 to 1.00.

         (a)  Consolidated Funded Debt                Schedule - 4              $
                                                                                 ------------
         (b)  Consolidated Total Capitalization       Schedule - 1              $
                                                                                 ------------
         Actual Ratio of (a) to (b)
                                                                                 ------------
         Maximum Ratio                                                          .70 to 1.00

2.       Ratio of Consolidated Funded Debt to Consolidated Cash Flow (Section
         5.04)

         At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 1997, the ratio of Consolidated Funded Debt at the end of each Fiscal Quarter to Consolidated Cash Flow for the period of 4 consecutive Fiscal Quarters ending on such date will not at any time exceed 4.5 to 1.00.

         (a)  Consolidated Funded Debt                Schedule - 4              $
                                                                                 ------------
         (b)  Consolidated Cash Flow                  Schedule - 5              $
                                                                                 ------------
         Actual Ratio of (a) to (b)
                                                                                 ------------
         Maximum Ratio                                                           4.5 to 1.00

3.       Restricted Payments and Restricted Investments (Section 5.05)

         The Borrower will not, directly, or indirectly through a Subsidiary or otherwise, declare, order, pay, make or set apart any sum or property for any Restricted Payment and the Borrower will not and will not permit any Restricted Subsidiary to make or become obligated to make any Restricted Investment, in each case unless, both at the time of the proposed action and immediately after giving effect thereto, (x) no condition or event shall exist which constitutes a Default or an Event of Default; and (y) the aggregate amount of:

         (A) all sums and property included in all Restricted Payments directly or indirectly declared, ordered, paid, made or set apart by the Borrower during the period (the

              "Computation Period") (taken as one accounting period) from and including July 1, 1997 to and including the date of such proposed action, plus


                              COMPLIANCE CHECK LIST
                              Carmike Cinemas, Inc.


                                                    ____________, 199_

         (B) the aggregate amount of all Restricted Investments of the Borrower and all Restricted Subsidiaries made during the Computation Period and outstanding on the date of such proposed action and all commitments for such Restricted Investments made by the Borrower or any Restricted Subsidiary outstanding on such date, shall not exceed the sum of $60,000,000 plus 80% (or minus 100% in the case of a deficit) of Consolidated Net Income during the Computation Period; provided that the Borrower may declare, order, pay, make or set apart funds for the payment of a dividend on, and in accordance with the terms of, any class of its Preferred Stock that is issued and sold by the Borrower for cash after the date hereof, if, both at the time of the proposed action and immediately after giving effect thereto, (x) the aggregate amount of Restricted Payments after the date hereof with respect to all classes of Preferred Stock of the Borrower shall not exceed the aggregate net proceeds to the Borrower from all issuances and sales of its Preferred Stock after the date hereof, and (y) no condition or event shall exist which constitutes a Default or an Event of Default.

         (a)  Total Restricted Payments
                  made during Computation Period                                $____________
                  (net of amount excluded pursuant to the
                  foregoing proviso)

         (b)  Total Restricted Investments
                  made during Computation Period                                $____________

         (c)  Total Restricted Payments and Restricted Investments
                  made during Computation Period (sum of (a) plus (b))          $____________

         (d)  80% of positive Consolidated Net Income
                  during Computation Period,

                  or

                  100% of negative Consolidated Net Income
                  during Computation Period                                     $____________

         (e)  Base Amount                                                       $  50,000,000

         (f)  Limitation (sum of (d) plus (e))                                  $____________
                                         ----

4.       Fixed Charge Coverage (Section 5.06)

         At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 1997, the ratio of Adjusted Cash Flow to Fixed Charges, in each case for the current Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, shall not be less than 1.50 to 1.00.

                              COMPLIANCE CHECK LIST
                              Carmike Cinemas, Inc.


                                                    ____________, 199_

         (a)  Adjusted Cash Flow                     Schedule - 3                       $
                                                                                         ------------
         (b)  Fixed Charges                          Schedule - 2                       $
                                                                                         ------------
         Actual Ratio of (a) to (b)
                                                                                         ------------
         Maximum Ratio                                                                   1.50 to 1.00

5.       Negative Pledge (Section 5.07)

         None of the Borrower's or any Consolidated Subsidiary's property is subject to any Lien securing Debt except for (i) Liens permitted by paragraph (a) through (h) of Section 5.07 of the Credit Agreement and
         (b) Liens not permitted by the aforementioned paragraphs of Section
         5.07 securing Debt in an aggregate principal amount at any time outstanding not to exceed 15% of Consolidated Total Capitalization:

         (a) Description of Lien and Property subject to same: Amount of Debt Secured:

                  1.                                                   $
                      ----------------------------------------          --------------------
                  2.                                                   $
                      ----------------------------------------          --------------------

                  3.                                                   $
                      ----------------------------------------          --------------------

                  4.                                                   $
                      ----------------------------------------          --------------------

                  5.                                                   $
                      ----------------------------------------          --------------------

                  6.                                                   $
                      ----------------------------------------          --------------------

                  7.                                                   $
                      ----------------------------------------          --------------------

                  Total of items 1-7                                   $
                                                                        ====================
         (b)  Limitation (15% of Consolidated
                  Total Capitalization)                                $
                                                                        --------------------

                              COMPLIANCE CHECK LIST
                              Carmike Cinemas, Inc.

                               ____________, 19__


                                                                  Schedule - 1

                        Consolidated Total Capitalization

(a)      Consolidated Net Worth                                                 $
                                                                                 ---------------
---------------------
(b)      Consolidated Funded Debt                                               $
                                                                                 ---------------
(c)      Consolidated Total Capitalization
         (sum of (a) plus (b))                                                  $
                                                                                 ===============

                              COMPLIANCE CHECK LIST
                              Carmike Cinemas, Inc.

                               ____________, 19__


                                                                    Schedule - 2

                                  Fixed Charges

(a)      Rental Obligations for:

         ____ quarter 199_-__                                          $
                                                                        -------------
         ____ quarter 199_-__                                          $
                                                                        -------------

         ____ quarter 199_-__                                          $
                                                                        -------------

         ____ quarter 199_-__                                          $
                                                                        -------------

Total Rental Obligations                                               $
                                                                        -------------

(b)      Interest Expense for:

         ____ quarter 199_-__                                          $
                                                                        -------------

         ____ quarter 199_-__                                          $
                                                                        -------------

         ____ quarter 199_-__                                          $
                                                                        -------------

         ____ quarter 199_-__                                          $
                                                                        -------------

Total Interest Expense                                                 $
                                                                        -------------

Total Fixed Charges (sum of (a) plus (b))                              $
                                                                        -------------

                              COMPLIANCE CHECK LIST
                              Carmike Cinemas, Inc.

                               _____________, 19__

                                                                    Schedule - 3

                               Adjusted Cash Flow

(a) ____     quarter 199_                                              $
         Consolidated Operating Income                                  ------------
                                                                       $
         Rental Obligations                                             ------------
                                                                       $
         Depreciation and amortization                                  ------------

         Net income arising from sale, exchange or
              distribution of capital assets
              (not to exceed 5% of Consolidated                        $
              Operating Income for such period)                         ------------
                                                                       $
         Total for Quarter                                              ------------


(b) ____     quarter 199_                                              $
         Consolidated Operating Income                                  ------------
                                                                       $
         Rental Obligations                                             ------------
                                                                       $
         Depreciation and amortization                                  ------------
         Net income arising from sale, exchange or
              distribution of capital assets
              (not to exceed 5% of Consolidated                        $
              Operating Income for such period)                         ------------
                                                                       $
         Total for Quarter                                              ------------


(c) ____     quarter 199_                                              $
         Consolidated Operating Income                                  ------------
                                                                       $
         Rental Obligations                                             ------------
                                                                       $
         Depreciation and amortization                                  ------------

         Net income arising from sale, exchange or
              distribution of capital assets
              (not to exceed 5% of Consolidated                        $
              Operating Income for such period)                         ------------
                                                                       $
         Total for Quarter                                              ------------


(d) ____     quarter 199_                                              $
         Consolidated Operating Income                                  ------------
                                                                       $
         Rental Obligations                                             ------------
                                                                       $
         Depreciation and amortization                                  ------------

         Net income arising from sale, exchange or
              distribution of capital assets
              (not to exceed 5% of Consolidated                        $
              Operating Income for such period)                         ------------
                                                                       $
         Total for Quarter                                              ------------

                                                                       $
              Adjusted Cash Flow                                        ============

              (sum of (a) plus (b) plus (c) plus (d))

                              COMPLIANCE CHECK LIST
                              Carmike Cinemas, Inc.

                                _____________, 199_               Schedule - 4

Consolidated Funded Debt

                                             Interest
(a)      Funded Debt                           Rate       Maturity        Total
         -----------                        -----------   --------        -----

         Secured
         -------
                                                                      $
         --------------------------------   -----------   --------     ------------
                                                                      $
         --------------------------------   -----------   --------     ------------
                                                                      $
         --------------------------------   -----------   --------     ------------
                                                                      $
         --------------------------------   -----------   --------     ------------
                                                                      $
         --------------------------------   -----------   --------     ------------
         Total Secured

         Unsecured
         ---------
                                                                      $
         --------------------------------   -----------   --------     ------------
                                                                      $
         --------------------------------   -----------   --------     ------------
                                                                      $
         --------------------------------   -----------   --------     ------------
                                                                      $
         --------------------------------   -----------   --------     ------------
                                                                      $
         --------------------------------   -----------   --------     ------------
         Total Unsecured

         Guarantees
                                                                      $
         ---------------------------------------------------------     ------------
                                                                      $
         ---------------------------------------------------------     ------------
                                                                      $
                                                                       ------------
         Total                                                        $
                                                                       ------------
         Redeemable Preferred Stock                                   $
         --------------------------                                    ------------
         Total                                                        $
                                                                       ------------
         Other Debt

                                                                      $
         ---------------------------------------------------------     ------------
                                                                      $
         ---------------------------------------------------------     ------------
                                                                      $
         ---------------------------------------------------------     ------------

                  Total Funded Debt                                   $
                                                                       ============
(b)      Current Debt                                                 $
                                                                       ------------
(c)      Unescrowed Off-Balance Sheet Lease Indebtedness (to the

         extent not included in (a) or (b))                           $
                                                                      ------------


(d)      Off-Balance Sheet Lease Equity Amounts (to the extent
         not included in (a) or (b))                                  $
                                                                      ------------

(c)      Consolidated Funded Debt( (a) plus (b) plus (c) plus (d))    $
                                       ----                           ------------


                              COMPLIANCE CHECK LIST
                              Carmike Cinemas, Inc.

                               _____________, 19__

                                                                    Schedule - 5

                             Consolidated Cash Flow

(a) ____     quarter 199_
         Consolidated Operating Income                                 $
                                                                        ------------
         Depreciation and amortization                                 $
                                                                        ------------
         Off-Balance Sheet Lease Payments                              $
                                                                        ------------
         Net income arising from sale, exchange or
              distribution of capital assets
              (not to exceed 5% of Consolidated
              Operating Income for such period)                        $
                                                                        ------------
         Total for Quarter                                             $
                                                                        ------------

(b) ____     quarter 199_
         Consolidated Operating Income                                 $
                                                                        ------------
         Depreciation and amortization                                 $
                                                                        ------------
         Off-Balance Sheet Lease Payments                              $
                                                                        ------------
         Net income arising from sale, exchange or
              distribution of capital assets
              (not to exceed 5% of Consolidated
              Operating Income for such period)                        $
                                                                        ------------
         Total for Quarter                                             $
                                                                        ------------

(c) ____     quarter 199_
         Consolidated Operating Income                                 $
                                                                        ------------
         Depreciation and amortization                                 $
                                                                        ------------
         Off-Balance Sheet Lease Payments                              $
                                                                        ------------

         Net income arising from sale, exchange or
              distribution of capital assets
              (not to exceed 5% of Consolidated
              Operating Income for such period)                        $
                                                                        ------------
         Total for Quarter                                             $
                                                                        ------------

(d) ____     quarter 199_
         Consolidated Operating Income                                 $
                                                                        ------------
         Depreciation and amortization                                 $
                                                                        ------------
         Off-Balance Sheet Lease Payments                              $
                                                                        ------------
         Net income arising from sale, exchange or
              distribution of capital assets
              (not to exceed 5% of Consolidated
              Operating Income for such period)                        $
                                                                        ------------
         Total for Quarter                                             $
                                                                        ------------
              Consolidated Cash Flow                                   $
                                                                        ------------
              (sum of (a) plus (b) plus (c) plus (d))

                                                                       EXHIBIT G

                            ASSIGNMENT AND ACCEPTANCE
                         Dated ________________ __, ____

                  Reference is made to the Credit Agreement dated as of October 17, 1997 (together with all amendments and modifications thereto, the "Credit Agreement") among Carmike Cinemas, Inc., a Delaware corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and Wachovia Bank, N.A., as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  _____________________________________________________ (the
"Assignor") and _____________________________________________ (the "Assignee")
agree as follows:


                  1. The Assignor hereby sells and assigns to the Assignee, without recourse to, or representation or warranty of any kind except as set forth herein by, the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a ______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a ______% interest (which on the Effective Date hereof is $_______________) in the Assignor's Commitment and a ______% interest (which on the Effective Date hereof is $_______________) in the Loans owing to the Assignor and a ______% interest in the Note held by the Assignor (which on the Effective Date hereof is $__________________)).

              2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $_________________ and the aggregate outstanding principal amount of Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $_________________; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note[s] referred to in paragraph 1 above and requests that the Agent exchange such Note[s] as follows: [a new Note dated _______________, ____ in the principal amount of _________________ payable to the order of the Assignee] [new Notes as follows: a Note dated ____________, ____ in the principal amount of $_______________ payable to the order of the Assignor and a Note dated ______________, ____ in the principal amount of $______________ payable to the order of the Assignee].

              3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or
(b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof,
(vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action[, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].*

                  4. The Effective Date for this Assignment and Acceptance shall be _______________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent [and to the Borrower for execution by the Borrower].**

                  5. Upon such execution and acceptance by the Agent [and execution by the Borrower]**, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section
8.03 and Section 9.03 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

3. Upon such execution and acceptance by the Agent [and execution by the Borrower]**, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

4. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                                             [NAME OF ASSIGNOR]

                                             By:
                                                --------------------------
                                             Title:


* If the Assignee is organized under the laws of a jurisdiction outside the United States.

** If the Assignee is not a Bank or an Affiliate of a Bank prior to the Effective Date and if an Event of Default is not in existence on the Effective Date.

                                             [NAME OF ASSIGNEE]


                                             By:
                                                --------------------------
                                             Title:


                                             Lending Office:
                                             [Address]


                                             WACHOVIA BANK, N.A., as Agent

                                             By:
                                                --------------------------
                                             Title:



                                             CARMIKE CINEMAS, INC.**

                                             By:
                                                --------------------------
                                             Title:

                                                                       EXHIBIT H


                               NOTICE OF BORROWING



                                __________, 19__


Wachovia Bank, N.A., as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attention:  Manager, Syndications Group


              Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of October 17, 1997 by and among Carmike Cinemas, Inc., the Banks from time to time parties thereto, and Wachovia Bank, N.A., as Agent.

Gentlemen:

              Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

              This Notice of Borrowing is delivered to you pursuant to Section
2.02 of the Credit Agreement.

              The Borrower hereby requests a [Euro-Dollar Borrowing] [Base Rate Borrowing] in the aggregate principal amount of $___________ to be made on ________, 19__, and for interest to accrue thereon at the rate established by the Credit Agreement for [Euro-Dollar Loans] [Base Rate Loans]. The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months] [30 days].

              The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this ___ day of ____, 199_.

                                             Carmike Cinemas, Inc.


                                             By:
                                                ----------------------
                                             Title: